EXHIBIT 2.5


                            ASSET PURCHASE AGREEMENT


                                   dated as of


                                  May     , 1996


                                      among



                           GENERAL COMMUNICATION, INC.
                         or its wholly-owned subsidiary
                              an Alaska corporation
                                    ("Buyer")

                                       and




                            ALASKA CABLEVISION, INC.
                             a Delaware corporation
                                   ("Company")



                                                          REGISTRATION STATEMENT
                                                                     Page II-253

                                TABLE OF CONTENTS
                                                                                                               Page

Section 1.        Definitions...................................................................................260
                  1.1      Affiliate............................................................................260
                           ---------
                  1.2      APUC.................................................................................260
                           ----
                  1.3      APUC Certificate.....................................................................260
                           ----------------
                  1.4      Assets...............................................................................260
                           ------
                  1.5      Basic CATV Services..................................................................260
                           -------------------
                  1.6      Basic Subscriber.....................................................................261
                           ----------------
                  1.7      CATV.................................................................................261
                           ----
                  1.8      CATV Business........................................................................261
                           -------------
                  1.9      CATV Instruments.....................................................................261
                           ----------------
                  1.10     CATV System(s).......................................................................261
                           --------------
                  1.11     Closing and Closing Date.............................................................261
                           ------------------------
                  1.12     COBRA................................................................................261
                           -----
                  1.13     Company Contracts....................................................................262
                           -----------------
                  1.14     Employees............................................................................262
                           ---------
                  1.15     Employee Plans.......................................................................262
                           --------------
                  1.16     Encumbrance..........................................................................262
                           -----------
                  1.17     Equipment............................................................................262
                           ---------
                  1.18     Equivalent Basic Subscribers or EBS's................................................262
                           -------------------------------------
                  1.19     ERISA................................................................................263
                           -----
                  1.20     Excluded Assets......................................................................263
                           ---------------
                  1.21     FCC..................................................................................263
                           ---
                  1.22     Financial Statements.................................................................263
                           --------------------
                  1.23     Governmental Authority...............................................................263
                           ----------------------
                  1.24     Intangibles..........................................................................263
                           -----------
                  1.25     MDU Agreements.......................................................................263
                           --------------
                  1.26     MDU Complex..........................................................................263
                           -----------
                  1.27     Note Holdback........................................................................263
                           -------------
                  1.28     Pay TV...............................................................................264
                           ------
                  1.29     Pay TV Units.........................................................................264
                           ------------
                  1.30     Permitted Encumbrances...............................................................264
                           ----------------------
                  1.31     Person...............................................................................264
                           ------
                  1.32     Purchase Price.......................................................................264
                           --------------
                  1.33     Real Property........................................................................264
                           -------------
                  1.34     Required Consents....................................................................265
                           -----------------
                  1.35     Security Interest....................................................................265
                           -----------------
                  1.36     Service Area.........................................................................265
                           ------------
                  1.37     Subscribers..........................................................................265
                           -----------
                  1.38     System...............................................................................265
                           ------


                                                          REGISTRATION STATEMENT
                                                                     Page II-254

Section 2.        Sale of Assets................................................................................265
                  2.1      Sale of Assets.......................................................................265
                           --------------
                  2.2      Purchase Price.......................................................................265
                           --------------
                  2.3      Purchase Price Adjustment............................................................266
                           -------------------------
                  2.4      Convertible, Subordinated Notes......................................................268
                           -------------------------------
                  2.5      Note Holdback........................................................................269
                           -------------
                  2.6      Allocation of Consideration..........................................................270
                           ---------------------------

Section 3.        Company's Representations, Warranties, and Covenants..........................................270
                  3.1      Organization and Qualification.......................................................270
                           ------------------------------
                  3.2      Authority............................................................................270
                           ---------
                  3.3      Enforceability.......................................................................270
                           --------------
                  3.4      Cash Flow............................................................................271
                           ---------
                  3.5      Assets...............................................................................271
                           ------
                  3.6      Governmental Permits.................................................................271
                           --------------------
                  3.7      Company Contracts....................................................................272
                           -----------------
                  3.8      Records..............................................................................272
                           -------
                  3.9      No Breach or Violation...............................................................272
                           ----------------------
                  3.10     No Finders or Brokers................................................................272
                           ---------------------
                  3.11     Schedules............................................................................272
                           ---------
                  3.12     Compliance with Laws.................................................................272
                           --------------------
                  3.13     Financial Statements.................................................................273
                           --------------------
                  3.14     Tax Returns and Other Reports........................................................273
                           -----------------------------
                  3.15     Transfer Taxes.......................................................................273
                           --------------
                  3.16     Real Property........................................................................274
                           -------------
                  3.17     Employees............................................................................276
                           ---------
                  3.18     Employee Benefits....................................................................276
                           -----------------
                  3.19     Litigation and Violations............................................................280
                           -------------------------
                  3.20     Disclosure...........................................................................281
                           ----------
                  3.21     Investment Company...................................................................281
                           ------------------
                  3.22     CATV Instruments and Company Contracts...............................................281
                           --------------------------------------
                  3.23     FCC Compliance.......................................................................282
                           --------------
                  3.24     APUC Compliance......................................................................282
                           ---------------
                  3.25     Patents, Trademarks, and Copyrights..................................................283
                           -----------------------------------
                  3.26     No Other Assets or Liabilities.......................................................283
                           ------------------------------
                  3.27     Required Consents....................................................................283
                           -----------------
                  3.28     Overbuilds...........................................................................283
                           ----------
                  3.29     Effect of Certificates...............................................................283
                           ----------------------
                  3.30     Subscriber Numbers...................................................................284
                           ------------------
                  3.31     No Insolvency........................................................................284
                           -------------
                  3.32     Compliance with Law..................................................................284
                           -------------------
                  3.33     Disclosure...........................................................................285
                           ----------
                  3.34     Parent Entity........................................................................285
                           -------------



                                                          REGISTRATION STATEMENT
                                                                     Page II-255

Section 4.        Assumed Liabilities and Excluded Assets.......................................................285
                  4.1      Assignment and Assumption............................................................285
                           -------------------------
                  4.2      Excluded Assets......................................................................286
                           ---------------

Section 5.        Buyer's Representations, Warranties, and Covenants............................................286
                  5.1      Organization and Authority...........................................................286
                           --------------------------
                  5.2      Capitalization.......................................................................286
                           --------------
                  5.3      Enforceability.......................................................................287
                           --------------
                  5.4      Records..............................................................................287
                           -------
                  5.5      No Breach or Violation...............................................................287
                           ----------------------
                  5.6      Compliance with Laws.................................................................287
                           --------------------
                  5.7      Financial Statements.................................................................287
                           --------------------
                  5.8      Tax Returns and Other Reports........................................................288
                           -----------------------------
                  5.9      Transfer Taxes.......................................................................288
                           --------------
                  5.10     Litigation and Violations............................................................288
                           -------------------------
                  5.11     Disclosure...........................................................................289
                           ----------
                  5.12     Investment Company...................................................................289
                           ------------------
                  5.13     No Finders or Brokers................................................................289
                           ---------------------
                  5.14     No Insolvency........................................................................289
                           -------------

Section 6.        Conduct Prior to Closing......................................................................289
                  6.1      Operation in Ordinary Course.........................................................289
                           ----------------------------
                  6.2      Agents...............................................................................290
                           ------
                  6.3      Company Contracts....................................................................290
                           -----------------
                  6.4      No New Buyer Securities..............................................................290
                           -----------------------
                  6.5      Employees............................................................................291
                           ---------
                  6.6      Access to Premises and Records.......................................................291
                           ------------------------------
                  6.7      Existing Relationships...............................................................291
                           ----------------------
                  6.8      Required Consents....................................................................291
                           -----------------
                  6.9      Compliance with CLI Standards........................................................292
                           -----------------------------
                  6.10     MDU Agreements.......................................................................292
                           --------------
                  6.11     Public Announcements.................................................................292
                           --------------------
                  6.12     Due Diligence........................................................................292
                           -------------
                  6.13     Correction of any Noncompliance Prior to Closing.....................................293
                           ------------------------------------------------
                  6.14     Leased Equipment.....................................................................293
                           ----------------
                  6.15     Estoppel Certificates, Franchise Forms...............................................293
                           --------------------------------------
                  6.16     HSR Notification.....................................................................293
                           ----------------
                  6.17     No Shopping..........................................................................294
                           -----------
                  6.18     Notification of Certain Matters......................................................294
                           -------------------------------
                  6.19     Risk of Loss; Condemnation...........................................................294
                           --------------------------
                  6.20     Lien and Judgment Searches...........................................................295
                           --------------------------
                  6.21     Transfer Taxes.......................................................................295
                           --------------
                  6.22     Letter to Programmers................................................................295
                           ---------------------
                  6.23     Updated Schedules....................................................................295
                           -----------------


                                                          REGISTRATION STATEMENT
                                                                     Page II-256

                  6.24     Use of Company's Name................................................................296
                           ---------------------
                  6.25     Subscriber Billing Services..........................................................296
                           ---------------------------
                  6.26     Satisfaction of Conditions...........................................................296
                           --------------------------

Section 7.        Closing.......................................................................................296

Section 8.        Deliveries by Company at Closing..............................................................297

Section 9.        Deliveries by Buyer at Closing................................................................299

Section 10.       Conditions to Obligations of Buyer............................................................300
                  10.1     Accuracy of Representations and Compliance with Conditions...........................300
                           ----------------------------------------------------------
                  10.2     Deliveries Complete..................................................................300
                           -------------------
                  10.3     No Adverse Change....................................................................301
                           -----------------
                  10.4     Restraint of Proceedings.............................................................301
                           ------------------------
                  10.5     Inspection...........................................................................301
                           ----------
                  10.6     Cash Flow............................................................................301
                           ---------

Section 11.       Conditions to Obligations of Company..........................................................302
                  11.1     Accuracy of Representations and Compliance with Conditions...........................302
                           ----------------------------------------------------------
                  11.2     Deliveries Complete..................................................................302
                           -------------------
                  11.3     No Adverse Change....................................................................302
                           -----------------
                  11.4     Restraint of Proceedings.............................................................302
                           ------------------------

Section 12.       Conditions to Both Parties Obligations........................................................303
                  12.1     Consents.............................................................................303
                           --------
                  12.2     No Governmental Action...............................................................303
                           ----------------------
                  12.3     Waiver of Conditions.................................................................303
                           --------------------

Section 13.       Transactions Subsequent to Closing............................................................303
                  13.1     Further Actions......................................................................303
                           ---------------
                  13.2     COBRA Benefits.......................................................................303
                           --------------

Section 14.       Registration Rights Agreement.................................................................303

Section 15.       Agreement Not to Compete......................................................................304
                  15.1     Agreement............................................................................304
                           ---------
                  15.2     Breach of Agreement..................................................................304
                           -------------------
                  15.3     Enforceability.......................................................................304
                           --------------


                                                          REGISTRATION STATEMENT
                                                                     Page II-257


Section 16.       Survival of Representations and
                  Warranties; Indemnification...................................................................304
                  16.1     Survival.............................................................................304
                           --------
                  16.2     Indemnity by Company.................................................................304
                           --------------------
                  16.3     Indemnity by Buyer...................................................................305
                           ------------------
                  16.4     Defense of Claims....................................................................305
                           -----------------
                  16.5     Right to Offset......................................................................306
                           ---------------
                  16.6     Determination of Indemnified Amounts.................................................307
                           ------------------------------------

Section 17.       Termination...................................................................................307
                  17.1     Mutual Consent.......................................................................307
                           --------------
                  17.2     Default by Company...................................................................307
                           ------------------
                  17.3     Default by Buyer.....................................................................308
                           ----------------

Section 18.       Miscellaneous.................................................................................308
                  18.1     Expenses.............................................................................308
                           --------
                  18.2     Modification.........................................................................309
                           ------------
                  18.3     Attorneys' Fees......................................................................309
                           ---------------
                  18.4     Right to Specific Performance........................................................309
                           -----------------------------
                  18.5     Notice...............................................................................309
                           ------
                  18.6     Waiver...............................................................................310
                           ------
                  18.7     Binding Effect; Assignment...........................................................310
                           --------------------------
                  18.8     No Third Party Beneficiaries.........................................................310
                           ----------------------------
                  18.9     Rights Cumulative....................................................................310
                           -----------------
                  18.10    Further Actions......................................................................310
                           ---------------
                  18.11    Severability.........................................................................311
                           ------------
                  18.12    Captions.............................................................................311
                           --------
                  18.13    Counterparts.........................................................................311
                           ------------
                  18.14    Governing Law........................................................................311
                           -------------
                  18.15    Incorporation by Reference...........................................................311
                           --------------------------
                  18.16    Construction.........................................................................311
                           ------------
                  18.17    Confidentiality......................................................................311
                           ---------------

EXHIBITS
                  A    -   Registration Rights Agreement
                  B    -   Bill of Sale
                  C    -   Assumption Agreement
                  D    -   Assignment of Lease
                  E    -   Guaranty
                  F    -   Non-Compete Agreement
                  G    -   Letter to Programmers
                  H    -   FIRPTA Affidavit
                  I    -   Escrow Agreement
                  J    -   Convertible Subordinated Note


                                                          REGISTRATION STATEMENT
                                                                     Page II-258

SCHEDULES

                  1    -   The CATV Business (including Rate Schedule)
                  2    -   CATV instruments
                  3    -   Company Contracts
                  4    -   Required Consents
                  5    -   Equipment and Vehicles Owned
                  6    -   Real Property Owned
                  7    -   Security Interests To Be Discharged Prior to Closing
                           and Permitted Security Interests
                  8    -   Proceedings and Judgments
                  9    -   Employee Matters
                  10   -   Excluded Assets
                  11   -   MDU Agreements
                  12   -   Buyer's Required Consents
                  13   -   Buyer's Tax Matters
                  14   -   Buyer's Proceedings and Judgments


                                                          REGISTRATION STATEMENT
                                                                     Page II-259

                            ASSET PURCHASE AGREEMENT



                  This Asset Purchase Agreement ("Agreement") is made as of May 10, 1996, among General Communication, Inc., an Alaska corporation, or its wholly-owned subsidiary ("Buyer"), and Alaska Cablevision, Inc., a Delaware corporation ("Company"). This Agreement states the terms upon which Company agrees to sell to Buyer, and Buyer agrees to purchase from Company, all of Company's Assets (as defined below).

                  WHEREAS, Company is engaged in the business of providing cable television services to subscribers in and around the Service Area (defined below); and

                  WHEREAS, Buyer desires to purchase and Company desires to sell all of Company's Assets used or useful in connection with the CATV Business (defined below);

                  In consideration of the terms, conditions, and agreements contained in this Agreement, the parties agree as follows:

Section 1                 Definitions

                  1.1 Affiliate. "Affiliate" shall mean any person or entity controlling, controlled by or under common control with a person or entity; "control" means the ownership, directly or indirectly, of equity securities or other ownership interests in a person or entity by another person or entity, which represent more than 50% of the voting power or equity ownership in such person or entity.

                  1.2 APUC. "APUC" shall mean the Alaska Public Utilities Commission.

                  1.3 APUC Certificate. "APUC Certificate" shall mean the applicable certificate of public convenience and necessity issued by APUC, being Certificate Nos. 158 (Petersburg and Wrangell), 157, 191, 168, 164 and 245, respectively for the Service Area legally described herein.

                  1.4 Assets. "Assets" shall include all properties, privileges, rights, interests and claims, real and personal, tangible and intangible, of every type and description, that are owned, held, used, or useful in the CATV Business located in and around the Service Area in which Company has any right, title or interest, including but not limited to the CATV Instruments, the Intangibles, Company Contracts, the Equipment, and the Real Property, but excluding any Excluded Assets set forth on Schedule 10.

                  1.5 Basic CATV Services. "Basic CATV Services" shall mean CATV programming sold to Subscribers as a package and delivered to such Subscribers by


                                                          REGISTRATION STATEMENT
                                                                     Page II-260
coaxial cable, including broadcast and satellite service programming for which a Subscriber pays a fixed monthly fee to Company, but not including Pay TV.

                  1.6 Basic Subscriber. "Basic Subscriber" shall mean any person who pays Company the full monthly price (but including a subscriber who receives a senior citizen discount but not including a subscriber who receives any other discount) for Basic CATV Services in accordance with standard rates charged by Company as set forth on Schedule 1, who was not solicited since March 14, 1996, to purchase such services by any promotions, offers of discounts, or extraordinary marketing techniques which promotions, discounts, or marketing techniques were inconsistent with Company's previous business practices, and who has paid in full without discount (except for senior citizen discounts) at least one monthly payment in the ordinary course of business for CATV services, and who is not pending disconnection for any reason (other than for non-payment of a delinquent bill in an amount less than $10.01), and who is not delinquent in payment, for an amount in excess of $10.00, for such CATV services. For this purpose, a Subscriber shall be delinquent if any part of his or her account is more than 62 days past due from the invoice date.

                  1.7 CATV. "CATV" shall mean cable television.

                  1.8 CATV Business. "CATV Business" shall refer to all of the Assets and business of the CATV Systems as presently conducted by Company in and around the Service Area as described on Schedule 1 to this Agreement.

                  1.9 CATV Instruments. "CATV Instruments" shall refer to all intangible CATV channel distribution rights owned, used, or held for use by Company, all franchise agreements, pole attachment rights, leases, licenses, easements, crossing permits and service agreements, as described on Schedule 2 to this Agreement.

                  1.10 CATV System(s). "CATV System" shall refer to a complete CATV reception and distribution system of Company which is part of Company's CATV Business and consisting of one or more headends, equipment, Subscriber drops and associated electronic equipment, which is, or is capable of being, without modification, operated as an independent system without interconnections to other systems. Any systems which are interconnected or which are served in total or in part by a common headend shall be considered a single CATV System.

                  1.11 Closing and Closing Date. "Closing" shall refer to the consummation of the transactions contemplated by this Agreement, to take place at a meeting held at the place and on the date ("Closing Date") specified in
Section 7 of this Agreement.

                  1.12 COBRA. "COBRA" shall be as defined in Section 3.17.


                                                          REGISTRATION STATEMENT
                                                                     Page II-261

                  1.13 Company Contracts. "Company Contracts" shall refer to all contracts and agreements pertaining to the lawful ownership, operation, and maintenance of the CATV Business or used in the CATV Business, other than CATV Instruments, as described on Schedule 3 to this Agreement.

                  1.14  Employees.  "Employees"  shall be as  defined in Section
3.17.

                  1.15 Employee Plans.  "Employee  Plans" shall be as defined in
Section 3.18.

                  1.16 Encumbrance. Any mortgage, lien, security interest, security agreement, conditional sale or other title retention agreement, limitation, pledge, option, charge, assessment, restrictive agreement, restriction, encumbrance, adverse interest, restriction on transfer or any exception to or defect in title or other ownership interest (including reservations, rights-of-way, possibilities of reverter, encroachments, easements, rights of entry, restrictive covenants, leases and licenses).

                  1.17 Equipment. "Equipment" shall refer to all tangible personalty, electronic devices, trunk and distribution coaxial and optical fiber cable, amplifiers, power supplies, conduit, vaults and pedestals, grounding and pole hardware, Subscriber's devices (including, without limitation, converters, encoders, transformers behind television sets and fittings), "headend" (origination, earth stations, transmission and distribution system) hardware, test equipment, vehicles, and other personal property and facilities owned, leased, used, or held for use in the CATV Business, as described on Schedule 5 to this Agreement.

                  1.18 Equivalent Basic Subscribers or EBS's. "Equivalent Basic Subscribers" or "EBS's" shall mean at a specified date a number representing the sum of the equivalent of Basic Subscribers of each franchise area in the CATV Systems derived by dividing (a) the total monthly billings for sales by Company of Basic CATV Services for the most recent month ended prior to such specified date to single family households which pay less than the full non-discounted (other than senior citizen discounts) monthly price for Basic CATV Services and to bulk accounts (provided that in no event shall such billings include more than a single month's charges for any such single family household or single bulk account), by (b) the full non-discounted monthly price charged by Company to single family households for Basic CATV Services in accordance with standard rates charged by Company at the Closing Date in such franchise area; provided, however, that in no event shall such standard rates charged by Company at the Closing Date be less than those set forth on Schedule 1. For purposes of the foregoing, there shall be excluded (a) all billings to any discounted single family household or bulk account for which a payment in excess of $10.00 is more than 62 days past due from the invoice date (whether for Basic CATV Services or Pay TV or otherwise); (b) all billings to any discounted single family household or bulk account which has not paid at least one month's payment for Basic CATV Services, including


                                                          REGISTRATION STATEMENT
                                                                     Page II-262
payment of all installation charges owed and due; (c) that portion of the billings to each discounted (other than senior citizen discounts) single family household or bulk account which represents an installation or other non-recurring charge, a charge for any outlet or connection other than the first outlet or first connection in any single family household or, with respect to a bulk account, in any residential unit (e.g., individual apartment or rental unit), a charge for any tiered service (whether or not included within Pay TV), or a pass-through charge for copyright fees, sales taxes, etc.; (d) all billings to any discounted single family household or bulk account which is pending disconnection for any reason; and (e) all billings to any discounted single family household or bulk account which was solicited since March 14, 1996, by any promotions, offers of discounts, or extraordinary marketing techniques which promotions, discounts, or marketing techniques were inconsistent with Company's previous business practices.

                  1.19 ERISA. "ERISA" shall be as defined in Section 3.17.

                  1.20 Excluded Assets. "Excluded Assets" shall refer to those Assets which will not be owned by Company on the Closing Date as listed on
Schedule 10.

                  1.21  FCC.   "FCC"  shall  mean  the  Federal   Communications
Commission.

                  1.22 Financial Statements. "Financial Statements" shall be as defined in Section 3.13.

                  1.23 Governmental Authority. (a) The United States of America,
(b) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like), (c) any foreign (as to the United States of America) sovereign entity and any political subdivision thereof, or (d) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

                  1.24 Intangibles. "Intangibles" shall mean all general intangibles including, but not limited to, Subscriber lists, accounts receivable, claims (excluding any claims relating to Excluded Assets), patents, copyrights, and goodwill, if any.

                  1.25 MDU Agreements. "MDU Agreements" shall mean the fully executed agreements required by Section 6.10 hereof.

                  1.26 MDU Complex. "MDU Complex" shall mean any apartment, condominium, or townhome complex or mobile home park and any other multiple unit dwelling project subject to common ownership which currently receives cable television service from the CATV Business.

                  1.27 Note Holdback. "Note Holdback" shall be the GCI Notes held in escrow, as defined in Section 2.5.



                                                          REGISTRATION STATEMENT
                                                                     Page II-263

                  1.28 Pay TV. "Pay TV" shall mean premium programming services selected by and sold to Subscribers for monthly fees in addition to the fee for Basic CATV Services.

                  1.29 Pay TV Units. "Pay TV Units" shall mean each Pay TV service subscribed for by all Basic Subscribers.

                  1.30 Permitted Encumbrances. "Permitted Encumbrances" shall mean: (i) liens for taxes, assessments and governmental charges not yet due and payable, or the validity of which are being contested diligently and in good faith, and installments of special assessments not yet due and payable; (ii) statutory liens arising in connection with the ordinary course of business not yet delinquent or the validity of which are being contested diligently and in good faith; (iii) zoning laws and ordinances and similar governmental regulations; (iv) rights reserved to any municipality or government, statutory or public authority to regulate the affected property; and (v) as to Real Property interests, any liens, encumbrances, easements, rights-of-way, servitudes, permits, leases, other minor title defects, conditions, covenants and restrictions, and minor imperfections or irregularities in title which are reflected in the public records. The foregoing notwithstanding, "Permitted Encumbrances" shall not include any item of which Company has warranted the absence of elsewhere in this Agreement and furthermore shall not prevent or inhibit, in any way, the conduct of Company's CATV Business. No implication is made from the foregoing or any reference to Permitted Encumbrances in this Agreement or in any documents or instruments delivered in connection herewith that Buyer shall be or shall become liable or responsible for any liens, taxes, assessments, charges, or statutory liens described in (i) or (ii) above accruing or arising for the period prior to the Closing Date or which are imposed or assessed against Company for the period prior to the Closing Date; and Company shall remain fully liable and responsible therefor and shall indemnify and hold Buyer harmless from and against any thereof pursuant to Section 16.

                  1.31 Person. Any natural person, corporation, partnership, trust, unincorporated organization, association, limited liability company, Governmental Authority or other entity.

                  1.32 Purchase Price. The "Purchase Price" for Company's Assets shall be as defined in Section 2.2.

                  1.33 Real Property. "Real Property" shall mean all realty, including appurtenances, improvements, and fixtures located thereon and any other interests in real property owned by Company and used or held for use in the CATV Business, including, without limitation, fee interests in Company's offices and headend sites, leasehold interests, easements, wire crossing permits and rights of entry described on Schedule 6 to this Agreement.


                                                          REGISTRATION STATEMENT
                                                                     Page II-264

                  1.34 Required Consents. "Required Consents" shall mean all governmental franchises, approvals, licenses, consents, and any and all other authorizations or approvals and consents, necessary and required for Company to transfer and convey, and Buyer to purchase, the Assets, and for Buyer to conduct Company's CATV Business at the places and in the manner in which such CATV Business is presently conducted and will be conducted on the Closing Date. All of Company's Required Consents are listed on Schedule 4 and all of Buyer's Required Consents are listed on Schedule 12 to this Agreement.

                  1.35 Security Interest. "Security Interest" shall mean any mortgage, lien, security interest, security agreement, limitation, pledge, option, charge, assessment, restrictive agreement, restriction, encumbrance, adverse interest, claim, restraint on transfer, or claim against title with respect to any of the Assets.

                  1.36 Service Area. "Service Area" shall mean the area in which Company operates the CATV Business, specifically in and around Petersburg, Wrangell, Cordova, Valdez, Kodiak, Nome and Kotzebue, Alaska, pursuant to applicable APUC Certificate Nos. 158 (Petersburg and Wrangell), 157, 191, 168, 164 and 245 respectively.

                  1.37   Subscribers.   "Subscribers"   shall   mean  all  Basic
Subscribers and EBS's.

                  1.38 System. A complete cable television reception and distribution system operated in the conduct of the Business, consisting of one or more headends, subscriber drops and associated electronic and other equipment, and which is, or is capable of being, without modification, operated as an independent system without interconnections to other systems. Any systems which are interconnected or which are served in total or in part by a common headend will be considered a single System.

Section 2                 Sale of Assets.

                  2.1 Sale of Assets. At the Closing, upon the terms and conditions set forth in this Agreement, Company agrees to sell, convey, transfer, assign, and deliver to Buyer, and Buyer agrees to purchase from Company, all of the Company's right, title and interest in, to and under the Assets. Except as otherwise provided, all the Assets are intended to be transferred to Buyer, whether or not described in the Schedules.

                  2.2 Purchase Price. Buyer will deliver to Company at the Closing Sixteen Million Six Hundred Fifty Thousand and no/100 Dollars ($16,650,000.00) in cash and Ten Million and no/100 Dollars ($10,000,000) in Buyer's subordinated notes ("Notes") which are convertible into shares of GCI's voting Class A common stock (the "GCI Shares"), in payment for the Assets. The Purchase Price shall be paid by wire transfer of immediately available funds and delivery of Notes on the Closing Date. Such


                                                          REGISTRATION STATEMENT
                                                                     Page II-265
payment in cash and in Notes constitutes the Twenty-Six Million Six Hundred Fifty Thousand and no/100 Dollars ($26,650,000.00) "Purchase Price."

                  2.3 Purchase Price Adjustment. The Purchase Price payable in cash shall be:

                           decreased by:

                                       (i)       the  Assumed   Liabilities   as
                                                 described in Section 4.1 (a)(i)
                                                 and  (ii)  which,   as  of  the
                                                 Closing Date,  are  liabilities
                                                 as  accrued   and/or  which  in
                                                 accordance   with  GAAP  should
                                                 have    been     accrued     as
                                                 liabilities  as of the  Closing
                                                 Date;

                           and increased by:

                                       (ii)      current  assets other than cash
                                                 and cash equivalents  ("Current
                                                 Assets")  of the Company at the
                                                 Closing  Date,  such as prepaid
                                                 expenses of the  Company  which
                                                 relate  to goods  and  services
                                                 that  are  to  be  received  by
                                                 Buyer  after the  Closing  Date
                                                 and in respect  of which  Buyer
                                                 will  receive  a  benefit,  and
                                                 accounts receivable.

                           Receivables  Adjustment.   The  Company's  subscriber
accounts receivable which relate to the billing periods prior to the billing period in which the Closing Date occurs, and in the event the Closing Date does not occur on the last day of a billing period, the amount of the subscriber accounts receivable which relate to the billing period in which the Closing Date occurs (the "Billing Period Receivables") which are attributable to the period prior to the Closing Date (together, subject to the immediately succeeding sentence, herein called the "Customer Accounts Receivable"), shall be considered Current Assets to the extent actually collected within the two month period following the Closing Date by or for the benefit of the Buyer and shall be included as such in the Final Adjustments Report. Billing Period Receivables shall be prorated based on the days in the billing period before and after the Closing Date, the portion attributable to the period before the Closing Date shall be included in Customer Accounts Receivable and the portion attributable to the period after the Closing Date shall not be so included.

                           In addition to the foregoing, to the extent the Buyer
receives payments for other accounts receivable or similar receivables (other than Customer Accounts Receivable), which payments are attributable to the period prior to the Closing Date in connection with the calculation of the Preliminary Adjustments Report and/or the Final Adjustments Report, the amount of such accounts receivable or similar receivables


                                                          REGISTRATION STATEMENT
                                                                     Page II-266
actually collected (the "Other Receivables") shall be considered cash equivalents and an adjustment shall be made to the Purchase Price, and any additional payments shall be paid by check from Buyer to the Company.

                           To the extent that the Customer  Accounts  Receivable
and Other Receivables actually collected by Buyer within the three-month period following the Closing Date exceed the amount of the Customer Accounts Receivable and Other Receivables which were collected during the first two-month period following the Closing and for which an adjustment was made pursuant to the Final Adjustments Report, a further adjustment shall be made (the "Post-Period Adjustment") and any additional payment shall be paid by check from Buyer to the Company. A Post-Period Adjustment Report regarding the collections shall be certified by an authorized officer of Buyer to be true, complete and correct as of the date it is delivered. Any Customer Accounts Receivable and any Other Receivables not previously assigned which Buyer does not collect within the three-month period following the Closing Date shall, promptly after said three-month period, be reassigned to the Company.

                           Buyer shall not forgive any of said receivables prior
to the end of said three-month period. All Customer Accounts Receivable and Other Receivables collected by Buyer shall be deemed allocated to receivables in the order in which they were incurred. At the Company's reasonable request, Buyer's records with reference to collection of accounts receivable shall be made available to the Company.

                           Preliminary Adjustments. A complete and detailed list
(the "Preliminary Adjustments Report") of all such known prorations and adjustments in the Purchase Price shall be prepared in good faith and on a reasonable basis by the Company. The parties hereto agree that the Preliminary Adjustments Report shall consist of an adjustment to the Purchase Price pursuant hereto as of the end of the last quarter prior to the Closing Date, and that the amount of the Purchase Price delivered on the Closing Date shall be adjusted in accordance with such Report. Buyer's representatives shall be permitted to participate in the preparation of the report, with access to all books, records, and other documents used in the preparation thereof. Said Preliminary Adjustments Report shall be delivered by Company to Buyer at least five days prior to the Closing, and subject to the provisions below, the party thereby obligated to pay shall pay the items by increase or decrease of the Purchase Price. In the event Buyer disagrees with any items on said list, Buyer and the Company shall in good faith estimate such item, and the average of such two estimates shall be utilized in making the adjustment of the Purchase Price at the Closing Date, subject to final adjustment as provided for below. With respect to the adjustments done pursuant to the Preliminary Adjustments Report as of the end of the last quarter prior to the Closing Date, the amount of the increase in the Purchase Price resulting from Customer Accounts Receivable shall be calculated as of such date based upon (a) (95%) of the face value of Customer Accounts Receivable which, as of such date, are one month (either 30 days or 31 days, depending upon the month in question) or less past due from the first day


                                                          REGISTRATION STATEMENT
                                                                     Page II-267
of the billing period to which the amount relates; (b) 90% of the face amount of any Customer Accounts Receivable which, as of such date, is more than one month but not more than two months past due from the first day of the billing period to which the amount relates; (c) 60% of the face amount of any amounts receivable which, as of such date, are more than two months but not more than three months past due from the first day of the billing period to which the amount relates; and (d) 0% of the face amount of any Customer Accounts Receivable which, as of such date, are more than three months past due from the first day of the billing period to which the amount relates. Other Receivables which are to be collected following the Closing Date shall also be included in the Preliminary Adjustments Report.

                           Post-Closing  Adjustment.  Within  60 days  after the
Closing Date, the Company and Buyer will prepare a report (the "Final Adjustments Report"), prepared in good faith and on a reasonable basis, setting forth in reasonable detail the adjustments described above including any adjustments based on Company's and Buyer's actual collection of the Customer
Accounts Receivable and Other Receivables as of the date one day before such Report. The Final Adjustments Report shall make such changes to the Preliminary Adjustments Report as are necessary to recalculate as of the Closing Date all of the adjustments and prorations to the Purchase Price set forth herein (which were calculated in the Preliminary Adjustments Report generally as of the last day of the quarter prior to the Closing Date).

                           The Company and Buyer shall  provide  each other with
reasonable access to all records which they have in their possession which pertain to such collections for the period after the Closing Date, which are necessary for a review of the Post-Period Adjustment Report.

                           The  Purchase  Price as  determined  pursuant  to the
Preliminary Adjustments Report shall be compared to the Purchase Price as determined pursuant to the Final Adjustments Report and, within 10 business days following acceptance of the Final Adjustments Report by Buyer and the Company, any adjustment amount to be paid pursuant to such report shall be paid to the proper party from the Escrow described in Section 2.5.

                           To the extent the  parties are unable to agree on the
Final Adjustments Report within 90 days after the Closing Date, all issues in the Report which are not agreed upon shall be submitted to the national accounting firm of Deloitte & Touche, LLP together with a written statement of the issues by Buyer and by the Company, and the determination of such accounting firm shall be final and binding on all parties.

                  2.4 Convertible, Subordinated Notes. As set forth in Section 2.2, Buyer shall issue Ten Million and no/100 Dollars ($10,000,000.00) in Notes to Company as part of the Purchase Price. Such Notes shall be transferable only to shareholders of the


                                                          REGISTRATION STATEMENT
                                                                     Page II-268

Company and to their family members, heirs and assigns by operation of law and to other limited transferees. The Notes shall be substantially in the form attached hereto as Exhibit J. The Notes shall bear simple, non-compounding interest at the lowest allowable IRS rate under imputed interest rules in effect as of the Closing Date. Any indebtedness on Notes not previously converted into GCI Shares shall be due and payable in full in a single, lump sum payment on the tenth (10th) anniversary of their initial date of issuance ("Issuance Date"). The Notes shall be subordinated to all of Buyer's now existing and later incurred senior indebtedness, including, without limitation, the Sixty-Two Million Five Hundred Thousand and no/100 Dollars ($62,500,000.00) credit facility from NationsBank of Texas, N.A., pursuant to that amended and restated Credit Agreement dated as of April 26, 1996, as extended, increased, replaced or re-financed, and any and all bank or similar financial institution indebtedness assumed or later incurred as part of, or in furtherance of the purposes of, the transactions referred to in Section 6.4 hereof. Any outstanding Notes shall be convertible by the holders thereof on an annual basis into GCI Shares, during a fifteen (15) day period each year for ten (10) years ("Conversion Period(s)"). The first Conversion Period shall commence on the Issuance Date, and the second through the tenth (10th) Conversion Periods shall commence on each anniversary of the Issuance Date, and shall conclude fifteen (15) days thereafter, respectively. All or any portion of the then-outstanding Notes, including the accrued interest thereon, shall be convertible into GCI Shares. The Conversion Price on the Issuance Date and for the first Conversion Period shall be $6.50 per GCI Share and the Conversion Price for each subsequent Conversion Period shall be an amount equal to $6.50 plus an amount per GCI Share equal to the accrued interest on each $6.50 principal amount of the Note being converted, on a non-compounded basis. For example, assuming a five percent (5%) annual interest rate, the Notes would convert into GCI Shares in the following amounts:

                           Conversion Period                  Price
                           -----------------                  -----

                           Issuance Date                      $6.500
                           Year One (1)                       $6.825
                           Year Two (2)                       $7.150
                           Year Three (3)                     $7.475
                           Year Four (4)                      $7.800
                           Year Five (5)                      $8.125
                           Year Six (6)                       $8.450
                           Year Seven (7)                     $8.775
                           Year Eight (8)                     $9.100
                           Year Nine (9)                      $9.425
                           Year Ten (10)                      $9.750

                  2.5 Note Holdback. At the Final Closing, Company and Buyer shall each deposit in escrow, pursuant to an escrow agreement in a form substantially similar to Exhibit I, Notes with a principal amount of Eight Hundred Thousand Dollars ($800,000),


                                                          REGISTRATION STATEMENT
                                                                     Page II-269
or provide a letter of credit or cash in an amount equal to Eight Hundred Thousand Dollars ($800,000) (the "Note Holdback") to secure each party's indemnification for breaches of representations, warranties and covenants. If no breach of this Agreement has occurred or is reasonably alleged to have occurred, such escrowed Notes, letters of credit or cash shall be released to the party which placed such Notes, letters of credit or cash in escrow, effective as of one hundred eighty (180) days after the Closing Date.

                  2.6 Allocation of Consideration. The parties hereto agree to use their best efforts, based upon an appraisal of the Assets to be made by an independent appraiser, to agree upon an allocation of the Purchase Price among the Assets, and to agree to allocate the form of consideration among such Assets, at or before the Final Closing. The parties agree to be bound by such allocations and to file all returns and reports with respect to the transactions contemplated by this Agreement, including, without limitation, all federal, state and local tax returns, on the basis of such allocation.

Section 3                 Company's Representations, Warranties, and Covenants

                  Company, represents, warrants, and covenants to Buyer, as of the date of this Agreement and as of the Closing, as follows:

                  3.1 Organization and Qualification. Company is a duly organized corporation, validly existing and in good standing under the laws of its place of incorporation. Company is duly qualified or licensed to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which Company is required to be so qualified or licensed. Company has all requisite power and authority to carry on the CATV Business as currently conducted and to own, lease, use, and operate its Assets as they are currently owned, leased and used and to conduct its business as it is now conducted. The copies of Company's Articles of Incorporation, as amended, which has been delivered to Buyer are complete and correct, and each of such documents is in full force and effect and have not been further amended.

                  3.2 Authority. Company has all requisite capacity, power, right, capitalization, and authority to enter into this Agreement and to perform its obligations under this Agreement. The execution, delivery, and performance of this Agreement and all other documents and instruments to be executed and delivered in connection herewith ("Transaction Documents") by Company has been duly authorized by all applicable corporate or partnership action of Company. No consent of or authorization from any person or other entity, including any Governmental Authority, is required to be obtained in connection with the execution, delivery, and performance of this Agreement and of the Transaction Documents by Company, except for the Required Consents described in Schedule 4.

                  3.3 Enforceability. This Agreement, the Transaction Documents, and all documents, instruments, and certificates to be delivered under this Agreement, assuming


                                                          REGISTRATION STATEMENT
                                                                     Page II-270
all such documents, instruments, and certificates constitute legal, valid, and binding obligations of Buyer, constitute legal, valid, and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting generally the enforcement of creditors' rights and by general principles of equity.

                  3.4 Cash Flow. Company's actual cash flow before corporate overhead (identified in Company's financial statements as "Administration Expenses") and after elimination of the inter-company transactions with the McCaw/Rock Systems in Homer and Seward was not less than Three Million Sixty-Seven Thousand and no/100 Dollars ($3,067,000.00) for the year ended December 31, 1995. Company's audited financial statements as and for the year ended December 31, 1995, have been provided to Buyer.

                  3.5 Assets. Company has exclusive, good and marketable title to (or, in the case of Assets that are leased, valid leasehold interests in) the Assets (other than Real Property, as to which the representations and warranties in Section 3.16 apply). The Assets are free and clear of all Encumbrances of any kind or nature, except (a) Permitted Encumbrances, (b) restrictions stated in the Governmental Permits and (c) Encumbrances disclosed on Schedule 7, which will be removed and released at or prior to the Closing. Except as set forth on Schedules 2 or 3, none of the Equipment is leased by Company from any other Person. The Assets are all the assets necessary to permit Buyer to conduct the Business substantially as it is being conducted on the date of this Agreement and in compliance with the Company Contracts and to perform all the Assumed Liabilities (defined in Section 4.1). Except as set forth on Schedule 5, the Equipment is in good operating condition and repair, ordinary wear and tear excepted, given the age of such equipment and the use to which it is put, and is suitable and adequate for continued use in the manner in which it is presently used. No Person other than Company has been granted or, to the Company's knowledge, has applied for a cable television franchise in any area currently served by the Business.

                  3.6 Governmental Permits. Complete and correct copies of the Governmental Permits, all of which are listed on Schedule 2 or Schedule 10, have been delivered by Company to Buyer. The Governmental Permits are currently in full force and effect, are not in default, and are valid under all applicable legal requirements according to their terms. There is no legal action, governmental proceeding or investigation, pending or threatened, to terminate, suspend or modify any Governmental Permit and Company is in compliance with the material terms and conditions of all the Governmental Permits and with other applicable requirements of all Governmental Authorities (including the FCC and the Register of Copyrights) relating to the Governmental Permits, including all requirements for notification, filing, reporting, posting and maintenance of logs and records.


                                                          REGISTRATION STATEMENT
                                                                     Page II-271

                  3.7 Company Contracts.  All Company Contracts are described on
Schedule 3 or Schedule 10. Complete and correct copies of all Company Contracts have been provided to Buyer. Each Company Contract is in full force and effect and constitutes the valid, legal, binding and enforceable obligation of Company and Company is not and to Company's knowledge, each other party thereto is not in breach or default of any terms or conditions thereunder.

                  3.8 Records. Company's books, as made available to Buyer, contain current, complete, and accurate records of all meetings and actions of Company's shareholders and directors, and, if any, committees of the directors. All material actions and transactions taken or entered into by Company or otherwise requiring action by its shareholders and directors have been duly authorized or ratified as necessary and are evidenced in such minute books. Company's books and ledgers, as made available to Buyer, contain complete and accurate records of all issuances and transfers of its shares of common stock. The signatures appearing in such minute books, and ledgers are the genuine signatures of the persons purporting to have signed them.

                  3.9 No Breach or Violation. Subject only to obtaining the consents and approvals set forth on Schedule 4, the execution, delivery, and performance of this Agreement by Company (a) does not and will not (with the giving of notice or passage of time or both) (i) conflict with or result in a breach or violation by Company of, or (ii) constitute a default by Company under, or (iii) create any right of termination, cancellation, or acceleration by any party pursuant to, any of the CATV Instruments or Company Contracts, any statute, ordinance, rule, or regulation, or any agreement, instrument, judgment, or order to which Company is a party or by which Company, the CATV Business, or any of the Assets is bound or may be affected, and (b) does not and will not (with the giving of notice or passage of time or both) create or impose any Security Interest on any of the Assets.

                  3.10 No Finders or Brokers. Company has not entered into any contract, arrangement, or understanding with any person or firm which may result in any obligation of Buyer or Company to pay any finder's, broker's, or agent's fees or commissions or other like payments as a result of the transactions contemplated by this Agreement, except that Company shall pay all fees and expenses due to Daniels and Associates.

                  3.11 Schedules. The Schedules to this Agreement list all Assets owned, held, used, or useful for the performance of any CATV Instruments, Company Contracts and for the lawful conduct of the CATV Business. All Schedules to this Agreement are true, accurate, and complete.

                  3.12 Compliance with Laws. Company is in compliance with all applicable laws, rules, regulations, orders, ordinances, and codes of the Governmental Authorities having jurisdiction over the business and affairs of Company.


                                                          REGISTRATION STATEMENT
                                                                     Page II-272

                  3.13 Financial Statements. Company has delivered to Buyer correct and complete copies of Company's audited financial statements for each of the two most recent fiscal years ended prior to the date of this Agreement and will deliver to Buyer unaudited interim quarterly financial statements for periods subsequent to the end of the most recent fiscal year end within 30 days after the end of each such quarter (the "Financial Statements"). The Financial Statements are complete and correct, were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except, in the case of interim financial statements, subject to normal recurring year-end adjustments and the absence of footnotes), and fairly present in accordance with generally accepted accounting principles the financial condition and results of operation of Company as of the dates indicated and for the periods covered thereby. Except as disclosed by, or reserved against in, its most recent balance sheet included in the Financial Statements, Company did not have as of the date of such balance sheet any liability or obligation, whether accrued, absolute, fixed, or contingent (including, without limitation, liabilities for taxes or unusual forward or long-term commitments), which was material to the business, results of operations, or financial condition of Company and which is required to be disclosed on, or reserved against in, a balance sheet. Company has received no notice of any fact which would form a basis for any claim by a third party which, if asserted, could result in a liability affecting Company not disclosed by or reserved against in the most recent balance sheet of Company. From the date of the most recent balance sheet included in the Financial Statements to and including the date hereof, (i) the CATV Business has been operated only in the ordinary course, (ii) Company has not sold or disposed of any assets other than in the ordinary course of business, (iii) there has not occurred any material adverse change or event in the business, operations, assets, liabilities, financial condition, or results of operations of Company compared to the business, operations, assets, liabilities, financial condition, or results of operations reflected in the Financial Statements, and (iv) there has not occurred any theft, damage, destruction, or loss which has had a material adverse effect on Company.

                  3.14 Tax Returns and Other Reports. Company has duly and timely filed in proper form all federal, state, local, and foreign, income, franchise, sales, use, property, excise, payroll, and other tax returns and other reports (whether or not relating to taxes) required to be filed by law with the appropriate governmental authority, and, to the extent applicable, has paid or made provision for payment of all taxes, fees, and assessments of whatever nature including penalties and interest, if any, which are due with respect to any aspect of its business or any of its properties. Except as set forth on Schedule 8, there are no tax audits pending and no outstanding agreements or waivers extending the statutory period of limitations applicable to any relevant tax return.

                  3.15 Transfer Taxes. There are no sales, use, transfer, excise, or license taxes, fees, or charges applicable with respect to the transactions contemplated by this Agreement.


                                                          REGISTRATION STATEMENT
                                                                     Page II-273

                  3.16 Real Property. With respect to all Real Property:

                             3.16.1  The  Real  Property  and  the  improvements
located thereon and the continuation of business presently being conducted thereon does not violate any material applicable laws, statutes, regulations, codes, rules, or orders.

                             3.16.2 The Real  Property has  unobstructed  access
for purposes of ingress and egress to public roads or streets or private roads over which Company has a valid right-of-way. The Real Property is served by utilities and services necessary for the present use of the Real Property in connection with the CATV Business.

                             3.16.3  Company  possesses  all  rights  needed  to
operate, maintain, repair, replace, and locate all cable, lines, towers, equipment, or other facilities owned or used by Company in the CATV Business on the Real Property.

                             3.16.4  None  of  the   improvements  on  the  Real
Property encroaches upon the property of others.

                             3.16.5 Company holds good and marketable fee simple
title to the Real Property shown as being owned by Company on Schedule 6 and the valid and enforceable right to use and possess such Real Property, subject only to the Permitted Encumbrances. Company has the valid and enforceable right to use all other Real Property, subject to the leases, easements, licenses, or rights-of-way described on Schedule 2.

                             3.16.6 The Real Property is in full compliance with
all material applicable health, safety, and environmental laws, rules, and regulations ("environmental laws"). During Company's ownership or operation of the Real Property, all activities undertaken on or affecting the Real Property by Company or any other person has been in full compliance with all material environmental laws. During Company's occupation of the Real Property there has been no abatement, removal, remedial or other response actions for hazardous substances (as defined below) at the Real Property.

                                       3.16.6.1  Company  is  not  aware  of any
instance, prior to Company's ownership or operation, of noncompliance of the Real Property or any activities thereon with any environmental law. Company is not aware of any aspects of the Real Property or any operations thereon which reasonably might give rise to any civil, criminal, administrative, or other proceeding or notice thereof under any environmental law (an "environmental claim").

                                       3.16.6.2  To  Company's   knowledge,   no
environmental claim has been asserted in the past, currently exists, or is threatened or contemplated against Company, or against any other person or entity, which relates to the Real Property or any operations thereon.


                                                          REGISTRATION STATEMENT
                                                                     Page II-274

                                       3.16.6.3 To Company's knowledge, the Real
Property has not in the past, and is not now, subject to any investigation, assessment, or study by any person or government agency related to potential or actual enforcement of any environmental law.

                                       3.16.6.4  No  hazardous  substances  have
been or are being released to, from, or under the Real Property or outside the Real Property by the Company, which substances have entered or threaten to enter onto, into, or under the Real Property. No hazardous substances have been or are stored, treated, handled, disposed of, created, or otherwise located on, in, or under the Real Property during the Company's occupancy.

                                       3.16.6.5 No  underground  storage  tanks,
surface impoundments, solid waste management units, tank systems, waste piles, land treatment areas, landfills, or incinerators are located or, to Company's knowledge, have been located on the Real Property. For purposes of this paragraph, the foregoing terms shall have the meanings defined in RCRA, 42 U.S.C. section 6901 et seq., or analogous state or local laws. Without limiting the preceding representation in this paragraph, to Company's knowledge none of the Real Property has been used at any time as a gasoline service station or any other station or facility for storing, pumping, dispensing, or producing gasoline or any other petroleum product, byproduct, or waste.

                                       3.16.6.6  There  are no "PCB  Items,"  as
that term is defined in 40 C.F.R. section 761.3, located on the Real Property.

                                       3.16.6.7 Any and all  permits,  licenses,
and other authorizations or approvals required under environmental laws to own or operate the Real Property have been secured by Company and are in full force and effect. A list of all such permits, licenses, approvals, and authorizations is included on Schedule 2. All bonds and other security devices associated with any permit, license, authorization, or approval is in place.

                                       3.16.6.8 No  building or other  structure
on the Real Property contains asbestos.

                                       3.16.6.9  Company  has  provided to Buyer
true, complete and correct copies of all Environmental Reports in Company's possession or control as of the date of this Agreement relating to the Real Property or any of it. Company shall provide all additional Environmental
Reports, including supplements to existing reports, relating to the Real Property within a three (3) working days of receipt of such reports or supplements by Company. For purposes of this Section 3.16.6.9, "Environmental Reports" shall mean and include any writing containing statements or opinions about the presence or suspected presence of any Hazardous Substances on, under or affecting the Real Property or any of it.



                                                          REGISTRATION STATEMENT
                                                                     Page II-275

                                       3.16.6.10  "Company's  knowledge" as used
in this Section 3 shall refer to matters within the knowledge of Company's current officers and general managers, after due investigation of reasonably available Company records concerning the subjects herein discussed.

                                       3.16.6.11 The term "hazardous substances"
means: (i) any "hazardous substance" or "pollutant or contaminant" as defined in Sections 101(14) and (33) of CERCLA, 42 U.S.C. sections 9601(14) and (33); (ii) any "hazardous material" as defined in Section 1802(2) of the Hazardous Materials Transportation Act; (iii) any "oil" or "hazardous substance" as defined in Sections 311(a)(1) and (14) of the federal Clean Water Act, 33 U.S.C. sections 1321(a)(1) and (14); (iv) any "pesticide" as defined in the Federal Insecticide, Fungicide, and Rodenticide Act, at 7 U.S.C. section 136(u); and (v) any "byproduct," "source" or "special nuclear" material as defined in the Atomic Energy Act of 1954, 42 U.S.C. sections 2014(e), (z) and (aa). Hazardous Substances also includes any chemical, compound, material, mixture, or substance defined, listed, or classified under any environmental law as dangerous, hazardous, extremely hazardous, infectious, or toxic. It also includes any substance regulated under any environmental law due to its polluting or dangerous properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, or reproductive effects. Finally, Hazardous Substances specifically includes, but is not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, and polychlorinated biphenyls ("PCBs").

                  3.17 Employees. Schedule 9 contains a true and complete list of names, positions, current hourly wages or monthly salary and other compensation amounts of all of Company's employees (the "Employees"). Company has complied in all respects with all material applicable laws and regulations relating to the employment of labor, including, without limitation, the Worker Adjustment and Retraining Notification Act, as amended, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), continuation coverage requirements of group health plans ("COBRA"), and those relating to wages, hours, collective bargaining, unemployment insurance, worker's compensation, equal employment opportunity, age and disability discrimination, immigration control, and the payment and withholding of taxes. Company has no employment agreements, either written or oral, with any person, and all Employees are terminable at will. Company is not a party to any contract with any labor organization and has not agreed to recognize any union or other collective bargaining unit. No union or other collective bargaining unit has been certified as representing any of Company's employees, and Company has not received any requests from any party for recognition as a representative of employees for collective bargaining purposes.

                  3.18 Employee Benefits.

                             3.18.1 Except for those plans described on Schedule
9 hereto (the "Employee Plans"), with respect to the Employees, neither Company, nor any of their Affiliates maintain, are a party to, contribute to or are obligated to contribute to, and the


                                                          REGISTRATION STATEMENT
                                                                     Page II-276

Employees do not receive benefits under, any of the following (whether or not set forth in a written document):

                           (i) any employee pension benefit plan, as defined in Section 3(2) of ERISA, including (without limitation) any multiemployer plan, as defined in section 3(37) of ERISA;

                           (ii) any employee welfare benefit plan, as defined in section 3(1) of ERISA;

                           (iii) any bonus, deferred compensation, incentive, restricted stock, stock
                                       purchase,     stock     option,     stock
                                       appreciation   right,    phantom   stock,
                                       debenture,  supplemental pension,  profit
                                       sharing,   royalty  pool,  commission  or
                                       similar  plan or  arrangement  other than
                                       bonuses of a  non-recurring  basis  which
                                       may  be  paid  to   some   employees   in
                                       connection with this transaction;

                           (iv) any plan, program, agreement, policy, commitment or other arrangement relating to severance or termination pay, whether or not published or generally known;

                           (v) any plan, program, agreement, policy, commitment or any other arrangement relating to the provision of any benefit described in section 3(1) of ERISA to former employees or their survivors, other than procedures intended to comply with COBRA;

                           (vi) any plan, program, agreement, policy, commitment or other arrangement relating to loans or other extensions of credit, loan guarantees, relocation assistance, educational assistance, tuition payments or similar benefits; or

                           (vii) any plan, program, agreement, policy, commitment or any other arrangement relating to employee benefits, executive compensation or fringe benefits (including without limitation any foreign plan described in section 4(b)(4) of ERISA).

                             3.18.2 Prior to the date of this Agreement, Company
has provided to Buyer complete, accurate and current copies of each of the following:

                           (i) the text (including amendments) of each of the Employee Plans, to the extent reduced to writing;



                                                          REGISTRATION STATEMENT
                                                                     Page II-277

                           (ii) a description of all material elements of each of the Employee Plans, to the extent not previously reduced to writing;

                           (iii) with respect to each Employee Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the following:

                                       (A)       the most  recent  summary  plan
                                                 description,  as  described  in
                                                 section 102 of ERISA;

                                       (B)       any    summary   of    material
                                                 modifications   that  has  been
                                                 distributed to  participants or
                                                 filed with the U.S.  Department
                                                 of Labor  but that has not been
                                                 incorporated   in  an   updated
                                                 summary    plan     description
                                                 furnished  under   Subparagraph
                                                 (A) above;

                                       (C)       the    annual    reports,    as
                                                 described  in  section  103  of
                                                 ERISA,   for  the  most  recent
                                                 three (3) plan  years for which
                                                 an  annual   report   has  been
                                                 prepared     (including     any
                                                 actuarial     and     financial
                                                 statements,     opinions    and
                                                 schedules required by Form 5500
                                                 or Section 103 of ERISA);

                                       (D)       where applicable, the actuarial
                                                 reports  for  the  most  recent
                                                 three (3) reporting periods for
                                                 which  such a  report  has been
                                                 prepared; and

                                       (E)       any trust agreement, investment
                                                 management,  contract  with  an
                                                 insurance or service  provider,
                                                 administration   agreement   or
                                                 other  contract,  agreement  or
                                                 insurance policy;

                           (iv) with respect to each Employee Plan that is an employee pension benefit plan (as defined in Section 3(2) of ERISA) and that is neither an excess benefit plan (as defined in Section 3(36) of ERISA) nor a plan exempted under Section 201(2) of ERISA, the following:

                                       (A)       the most  recent  determination
                                                 letter  concerning  the  plan's
                                                 qualification   under   Section
                                                 401(a) of the  Code,  as issued
                                                 by   the    Internal    Revenue
                                                 Service; and



                                                          REGISTRATION STATEMENT
                                                                     Page II-278

                                       (B)       any request for a determination
                                                 concerning      the      plan's
                                                 qualification   under   Section
                                                 401(a)  of the  Code,  as filed
                                                 with   the   Internal   Revenue
                                                 Service  since  the date of the
                                                 most    recent    determination
                                                 letter; and

                           (v) any handbook, manual, policy, statement or similar written guidelines furnished to employees, excluding any such item that has been superseded by any subsequent handbook, manual, policy statement or similar written guidelines.

                             3.18.3 With respect to each  Employee  Plan that is
an employee benefit plan (as defined in Section 3(3) of ERISA) and that is subject to ERISA and the regulations thereunder, each of such requirements has, in all material respects, been fully met on a timely basis.

                             3.18.4 With respect to each  Employee  Plan that is
an employee benefit plan (as defined in Section 3(3) of ERISA) and that is subject to Part 4 of Subtitle B of Title I of ERISA, none of the following now exist or has existed within the six-year period ending on the date hereof that could result in liability to the Company:

                           (i)         any  act  or  omission   constituting   a
                                       material violation of Section 402 of ERISA;

                           (ii)        any  act  or  omission   constituting   a
                                       violation of Section 403 of ERISA;

                           (iii) any act or omission by the Company, its officers, or employees constituting a violation of Sections 404 or 405 of ERISA;

                           (iv) to Company's knowledge, any act or omission by any other person constituting a violation of Sections 404 or 405 of ERISA;

                           (v) any act or omission by the Company, its officers, or employees that constitutes a violation of Sections 406 and 407 of ERISA and is not exempted by Section 408 of ERISA and Section 4975(d) of the Code; or

                           (vi) any act or omission by the Company, its officers, or employees constituting a violation of Sections 503, 510 or 511 of ERISA.



                                                          REGISTRATION STATEMENT
                                                                     Page II-279

                             3.18.5  Each  Employee  Plan  that  is an  employee
pension benefit plan (as defined in Section 3(2) of ERISA) and that is neither an excess benefit plan (as defined in Section 3(36) of ERISA) nor a plan exempted under Section 201(2) of ERISA meets all requirements for qualification under Section 401(a) of the Code and the regulations thereunder, except to the extent that such requirements may be satisfied by adopting retroactive amendments under Section 401(b) of the Code and the regulations thereunder. Each such Employee Plan has been administered substantially in accordance with its terms and the applicable provisions of ERISA and the Code and the regulations thereunder.

                             3.18.6 No Employee Plan to which Section 412 of the
Code applies has an accumulated funding deficiency (as defined in Section 412(a) of the Code). No amendment to any such Employee Plan is precluded by any waiver, extension or prior amendment described in Section 412(f) of the Code, and no such waiver has been requested.

                             3.18.7  Company  has no  liability  to the  Pension
Benefit Guaranty Corporation, to any multiemployer plan (as defined in Section 4001(a)(3) of ERISA) or to any trustee under Subtitles D or E of Title IV of ERISA. No event has occurred which, with the giving of notice under Sections 4063 and 4219 of ERISA, would result in such liability.

                             3.18.8  All   contributions,   premiums   or  other
payments due to (or under) any Employee Plan has been fully paid or adequately provided for on the books and financial statements of Company. All accruals (including, where appropriate, proportional accruals for partial periods) have been made in accordance with prior practices.

                             3.18.9 Each Employee Plan  complies  with,  and has
been administered in compliance with, all applicable requirements of (A) the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder, (B) Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder and (C) the health care continuation provision of COBRA.

                             3.18.10 No Employee Plan provides  retiree  welfare
benefits to former employees of Company that cannot be canceled at will by Company as of the Closing Date without residual liability.

                             3.18.11 All employee  welfare benefit plans provide
coverage for all claims relating to periods prior to the Closing Date whether such claims are filed prior to or after the Closing Date.

                  3.19  Litigation  and  Violations.  Except  as  set  forth  on
Schedule 8, there are no suits, claims, grievances, actions, proceedings, or governmental investigations


                                                          REGISTRATION STATEMENT
                                                                     Page II-280
pending or, to Company's best knowledge, threatened against or affecting Company which (i) seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or (ii) might have a material adverse effect on the financial position or results of operations of Company. Company is not in violation of any term of any judgment, decree, injunction, or order to which it is subject, which violation could have a material adverse effect on the financial position or results of operations of Company.

                  3.20 Disclosure. No written statement in this Agreement or in any agreement or other document delivered pursuant to this Agreement by or on behalf of Company contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                  3.21 Investment Company. Company is not an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended (the "Act"), and Company has not relied on rule 3a-2 under the Act as a means of excluding it from the definition of an "investment company" under the Act at any time within the three
(3) year period preceding the Closing Date.

                  3.22 CATV Instruments and Company Contracts.struments and Company Contracts.

                           3.22.1 The CATV Instruments and Company Contracts are
currently in full force and effect, are valid under all applicable laws, and are enforceable according to their terms. Company is in compliance with and is not material violation or default under any of the CATV Instruments or Company Contracts. There is no legal action, governmental proceeding, or investigation, pending or threatened, to modify, revoke, terminate, suspend, cancel, or reform any of the CATV Instruments or Company Contracts. Company is in compliance with other material applicable requirements of all governing or regulatory authorities (including the APUC, the FCC and the Register of Copyrights) relating to the CATV Instruments, including, without limitation, all material requirements for notification, filing, reporting, posting, and maintenance of logs and records. Except as set forth on Schedule 2, Company holds valid and continuing CATV Instruments, Company Contracts, rights-of-way, rights-of-entry, permits, and other rights and authorizations necessary to enable it to operate its CATV Business. The APUC is not currently authorized to restrict the Company's ability to change any rates charged for CATV services, and Company has not received any notice of any franchising authority's intention to assert that the CATV System is not subject to effective competition. There is no pending assertion or claim that operations pursuant to any franchise have been improperly conducted or maintained.

                           3.22.2 True, complete, and correct copies of the CATV
Instruments and Company Contracts and any amendments thereto effective as of the date of this Agreement have been delivered by Company to Buyer.


                                                          REGISTRATION STATEMENT
                                                                     Page II-281

                  3.23 FCC Compliance. Company is duly authorized under applicable CATV Instruments and FCC rules, regulations, and orders to distribute the FM signals and off-air television broadcast signals presently being carried to the Subscribers of its CATV Business, to utilize all carrier frequencies generated by its CATV Business, and is licensed to operate all the facilities, including, without limitation, any business radio and any cable television relay service ("CARS") system, being operated by its CATV Business. Company has provided all notices to Subscribers required by The Communications Act of 1934, as amended (the "Communications Act") and FCC rules and regulations. The operation of Company's CATV Business and of any FCC-licensed facility used in conjunction with the operation of its CATV Business has been, and is, in compliance with the Communications Act and FCC rules and regulations, and Company has received no notice, and otherwise has no reason to know, of any claimed default or violation with respect to the foregoing. Company has obtained all required FCC clearances for the operation of the CATV System in all necessary aeronautical frequency bands. To the extent the CATV System uses frequencies in the aeronautical bands (108-137 and 225-400 MHZ) at power levels at or greater than 28 dBmV, such frequencies have been offset from standard aeronautical frequencies as provided in FCC rules and regulations, on the channels in the Service Area. During each calendar quarter for each year since January 12, 1992, at least 75% of the CATV System's plant has been monitored for leakage, such that 100% of the plant has been so monitored each calendar year. Each system keeps a log that records the location of any leak of 20 uV/m or greater, the date the leak was detected, the date the leak was repaired, and the probable cause of the leak. Company will continue such monitoring, repair, and record keeping activities with respect to the CATV System through the Closing Date. Prior to the Closing, Company will have taken the necessary measurements for calculation of the CATV System's cumulative leakage index (CLI) and filed a CLI report in accordance with applicable FCC rules and regulations. Where required, Company has been certified as in compliance with the FCC's equal employment opportunity rules for each year since 1991 to the extent the FCC has reviewed such filing for certification. Company is in compliance with Subpart K of FCC rules and regulations, including the network non-duplication, syndicated exclusivity, and sports blackout requirements. The CATV System has established appropriate record keeping procedures and is in compliance with the FCC's Children's Television Rules. Company has duly and timely filed all required reports with the FCC. Company has delivered to Buyer copies of all current reports and filings, and all reports and filings for the past two years, made or filed with the FCC by Company pursuant to FCC rules and regulations. Company shall make available to Buyer all other past reports and filings made or filed by Company pursuant to FCC rules and regulations.

                  3.24 APUC Compliance. Company is duly authorized to operate its CATV Business under APUC certificates as set forth in Schedule 2. Company holds the APUC certificates set forth in Schedule 2. The APUC certificates are in full force and effect, without any materially adverse modification, amendment, revocation, suspension, termination, cancellation, reformation or condition. To the best of Company's knowledge,


                                                          REGISTRATION STATEMENT
                                                                     Page II-282
after due inquiry, there is no APUC proceeding or any APUC investigation pending or threatened, for the purpose of modifying, revoking, terminating, suspending, canceling or reforming any of the certificates. Company operates its Cable Systems in accordance with all material APUC rules, regulations and orders.

                  3.25 Patents, Trademarks, and Copyrights. Company has timely and accurately made all requisite filings and payments with the Register of Copyrights and is otherwise in compliance with all applicable rules and regulations of the Copyright Office. Company has delivered to Buyer copies of all current reports and filings, and all reports and filings for the past two
(2) years, made or filed by Company pursuant to Copyright rules and regulations. Company shall make available to Buyer all other past reports and filings made or filed by Company pursuant to Copyright rules and regulations. Company does not possess any patent, patent right, trademark, or copyright and is not a party to any license or royalty agreement with respect to any patent, trademark, or copyright except for licenses respecting program material and obligations under the Copyright Act of 1976 applicable to CATV systems generally. The Assets are free of the rightful claim of any third party by way of copyright infringement or the like.

                  3.26 No Other Assets or Liabilities. Company has no assets of any kind other than the Assets, CATV Instruments, and Company Contracts described on the Schedules and Company has no liabilities, obligations, or commitments of any kind other than obligations under the CATV Instruments and Company Contracts described on the Schedules and liabilities disclosed on the Financial Statements except liabilities, obligations and commitments incurred in the normal course of business since the date of the Financial Statements.

                  3.27 Required Consents. As further set forth in Section 6.8, Company and Buyer will have as of the Closing Date obtained the Required Consents, unless Buyer agrees in writing that any Required Consent need not be obtained until after the Closing Date. A true and complete list of all Required Consents is set forth on Schedule 4.

                  3.28 Overbuilds. No area presently served by Company's CATV business is presently subject to or, to Company's best knowledge, threatened to be subject to an overbuild situation. Company is currently the only cable television operator providing or, to Company's best knowledge, intending to provide cable television service in the Service Area. No person or entity other than Company has been granted or, to the Company's knowledge, has applied for APUC Certificates or a CATV franchise agreement in any of the communities (or any of the unincorporated areas) presently served by Company's CATV Business.

                  3.29 Effect of Certificates. All certificates of Company delivered under this Agreement shall be deemed to be additional representations and warranties of Company.


                                                          REGISTRATION STATEMENT
                                                                     Page II-283

                  3.30 Subscriber Numbers. As of the Closing Date, the CATV Business together with the CATV Systems operated by the McCaw/Rock Seward Cable System Joint Venture and the McCaw/Rock Homer Cable System Joint Venture will have no fewer than 9,750 subscribers and no fewer than 4,390 Pay TV Units, none of which were more than sixty-two (62) days delinquent in payment for service.

                  3.31 No Insolvency. As of even date and as of the Closing Date, Company is not and shall not be insolvent.

                  3.32 Compliance with Law.

                           3.32.1 The  ownership,  leasing and use of the Assets
as they are currently owned, leased and used and the conduct of the CATV Business as it is currently conducted do not violate any state, federal or local laws, which violation, individually or in the aggregate, would have a material adverse effect on a System, the CATV Business or Company. Company has received no notice claiming a violation by Company or the CATV Business of any Legal Requirement applicable to Company or the CATV Business as it is currently conducted and to Company's best knowledge, there is no basis for any claim that such a violation exists.

                           3.32.2 Company has complied, and the CATV Business is
in compliance,  in all material  respects,  with the specifications set forth in
Part 76, Subpart K of the rules and regulations of the FCC, Section 111 of the Copyright Act of 1976 and the rules and regulations of the U.S. Copyright Office, the Register of Copyrights and the Copyright Royalty Tribunal, the Communications Act of 1934, the rules and regulations of the FCC, including provisions of any thereof pertaining to signal leakage, to a utility pole make ready and to grounding and bonding of cable television systems (in each case as the same is currently in effect), and all other applicable material legal requirements relating to the construction, maintenance, ownership and operation of the Assets, the Systems and the Business.

                           3.32.3  Notwithstanding  the  foregoing,  Company has
used its best efforts to comply in all material respects with the provisions of the Cable Television Consumer Protection and Competition Act of 1992 and the FCC rules and regulations promulgated thereunder (the "1992 Cable Act") as such laws relate to the operation of the Business. Except as provided in Schedule 8, Company has complied in all material respects with the must carry and retransmission consent provisions of the 1992 Cable Act. Company has delivered to Buyer complete and correct copies of all FCC Forms 393, 1200, 1205, 1210, 1215, 1220, 1225, 1235 and 1240 filed with respect to the System and copies of all other FCC Forms filed by Company and correspondence with any Governmental Authority relating to rate regulation generally or specific rates charged to subscribers with respect to the Systems, including copies of any complaints filed with the FCC with respect to any rates charged to Subscribers of the Systems, and any other documentation supporting an exemption from the rate regulation provisions of


                                                          REGISTRATION STATEMENT
                                                                     Page II-284
the 1992 Cable Act claimed by Company with respect to any of the Systems (collectively, "Rate Regulation Documents"). Company has received no notice from any Governmental Authority with respect to an intention to enforce customer service standards pursuant to the 1992 Cable Act and Company has not agreed with any Governmental Authority to establish customer service standards that exceed the standards in the 1992 Cable Act. In addition, Company has also delivered to Buyer documentation for each of the Systems in which the franchising authority has not certified to regulate rates as of the date of this Agreement showing a determination of allowable rates using a benchmark methodology. Company has not made any election with respect to any cost of service proceeding conducted in accordance with Part 76.922 of Title 47 of the Code of Federal Regulations or any similar proceeding (a "Cost of Service Election") with respect to any of the Systems.

                  3.33 Disclosure. No representation or warranty by Company in this Agreement or in any Schedule or Exhibit to this Agreement, or any statement, list or certificate furnished or to be furnished by Company pursuant to this Agreement, contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which made. Without limiting the generality of the foregoing, the information set forth in the Schedules concerning the Business is accurate and complete in all material respects.

                  3.34 Parent Entity. Company is an ultimate parent entity (as the term "ultimate parent entity" is defined in 16 C.F.R. section 801.1(a)(3)). The total assets based on the most recent audited balance sheet of Company are (and, immediately prior to the Closing, will be) less than $10,000,000, as determined in accordance with 16 C.F.R. sections 801.1(b), 801.1(c), and 801.11. Neither Seller nor any entity directly or indirectly controlled by Seller (as the term "control" is defined in 16 C.F.R. section 801.1(b)) is engaged in manufacturing.

Section 4                 Assumed Liabilities and Excluded Assets.

                  4.1 Assignment and Assumption. Company will assign, and Buyer will assume and perform, the Assumed Liabilities, which are defined as: (a) Company's obligations to subscribers of the Business for (i) subscriber deposits held by Company as of the Closing Date and which are refundable, (ii) subscriber advance payments held by Company as of the Closing Date for services to be rendered by a System after the Closing Date and (iii) the delivery of cable television service to subscribers of the Business after the Closing Date; and
(b) obligations accruing and relating to periods after the Closing Date under Governmental Permits listed on Schedule 2 (to the extent that such Governmental Permits are transferrable) and Company Contracts listed on Schedule 3. Except as set forth in Section 2.3, Buyer will not assume or have any responsibility for any liabilities or obligations of Company other than the Assumed


                                                          REGISTRATION STATEMENT
                                                                     Page II-285

Liabilities. In no event will Buyer assume or have any responsibility for any liabilities or obligations associated with the Excluded Assets.

                  4.2 Excluded Assets. The Excluded Assets, which will be retained by Company, will consist of the following: (a) upon Buyer's request, programming contracts; (except for those set forth on Schedule 3); (b) insurance policies and rights and claims thereunder (except as otherwise provided in Section 6.19); (c) bonds, letters of credit, surety instruments and other similar items; (d) cash and cash equivalents; (e) Company's trademarks, trade names, service marks, service names, logos and similar proprietary rights (subject to Buyer's rights under Section 6.24); (f) Company's rights under any agreement governing or evidencing an obligation of Company for borrowed money;
(g) Company's rights under any contract, license, authorization, agreement or commitment other than those creating or evidencing Assumed Liabilities; and (h) the assets described on Schedule 10.

Section 5                 Buyer's Representations, Warranties, and Covenants

                  Buyer represents, warrants, and covenants to Company as follows:

                  5.1  Organization  and Authority.  Buyer is a corporation duly organized, validly existing, and in good standing under the laws of Alaska; has all requisite power, right, and authority to execute, deliver, and perform this Agreement; and has taken all action required by law, its Articles of Incorporation and Bylaws, and otherwise to authorize the execution, delivery, and performance of this Agreement.

                  5.2 Capitalization. The authorized capital stock of Buyer consists of 50,000,000 shares of Class A common stock, of which 19,696,207 shares are issued and outstanding; 10,000,000 shares of Class B common stock, of which 4,175,434 are issued and outstanding, and 1,000,000 shares of preferred stock, of which no shares are issued and outstanding, all as of April 15, 1996. As of the Closing, the GCI Shares will be duly authorized, validly issued, fully paid and nonassessable and free of any Security Interests. There are no outstanding or authorized (i) securities of Buyer convertible into or exchangeable or exercisable for any shares of its capital stock, except that each share of Class B common stock is convertible into one share of Class A common stock, or (ii) subscriptions, options, warrants, calls, rights, commitments, or other agreements or obligations of any kind obligating Buyer to issue any additional shares of its capital stock or any other securities convertible into or evidencing the right to acquire or subscribe for any shares of its capital stock, except pursuant to (a) Buyer's December 1986 Stock Option Plan, (b) Buyer's December, 1986 Employee Stock Purchase Plan; (c) that June 1989, option agreement granted to John Lowber to acquire 100,000 shares of Buyer's Class A common stock at $0.75 per share; (d) that June 1989, incentive agreement with William Behnke to acquire 85,190 shares of Buyer's Class A common stock for $.001 per share; and (e) those shares proposed to be issued as follows: (i) the proposed issuance of Two Million (2,000,000) shares of Buyer's Class A common stock


                                                          REGISTRATION STATEMENT
                                                                     Page II-286
to MCI Telecommunication Corporation ("MCI") for Thirteen Million and no/100 Dollars ($13,000,000.00), (ii) the acquisition of the ongoing cable television business and cable television systems of Alaskan Cable Network, Inc., for not more than Two Million Nine Hundred Twenty-Three Thousand Seventy-Seven (2,923,077) shares of Buyer's Class A Common Stock; (iii) the acquisition of the ongoing cable television systems of Prime Cable of Alaska, L.P. ("Prime") for not more than Eleven Million Eight Hundred Thousand (11,800,000) shares of GCI's Class A Common Stock; and (iv) any Buyer's Shares and Notes issued in connection with (ii) and (iii) herein for the escrow holdbacks.

                  5.3 Enforceability. This Agreement constitutes the legal, valid, and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting generally the enforcement of creditors' rights and by general principles of equity. There is no litigation at law, in equity, or in any other proceeding or investigation pending or threatened against Buyer which might materially impair the ability of Buyer to perform under this Agreement.

                  5.4 Records. Buyer's minute books, as made available to Company, contains current, complete, and accurate records of all meetings and actions of Buyer's directors, and, if any, committees of the board of directors. All material actions and transactions taken or entered into by Buyer or otherwise requiring action by its directors and/or shareholders have been duly authorized or ratified as necessary and are evidenced in such minute books. Buyer's books and ledgers, as made available to Company, contain complete and accurate records of all issuances and transfers of its stock interests. The signatures appearing in such minute books, and ledgers are the genuine signatures of the persons purporting to have signed them.

                  5.5 No Breach or Violation. Subject only to obtaining the consents and approvals set forth on Schedule 12, the execution, delivery, and performance of this Agreement by Buyer (a) does not and will not (with the giving of notice or passage of time or both ) (i) conflict with or result in a breach or violation by Buyer of, or (ii) constitute a default by Buyer under, or
(iii) create any right of termination, cancellation, or acceleration by any party pursuant to, any of its contracts, any statute, ordinance, rule, or regulation, or any agreement, instrument, judgment, or order to which Buyer is a party or by which Buyer is bound or may be affected, and (b) does not and will not (with the giving of notice or passage of time or, both) create or impose any Security Interest on the GCI Shares.

                  5.6 Compliance with Laws. Buyer is in compliance with all applicable laws, rules, regulations, orders, ordinances, and codes of the Governmental Authorities having jurisdiction over Buyer's business and affairs.

                  5.7 Financial Statements. Buyer has delivered to Company correct and complete copies of Buyer's audited financial statements for each of the two most recent


                                                          REGISTRATION STATEMENT
                                                                     Page II-287
fiscal years ended prior to the date of this Agreement and unaudited interim monthly financial statements for periods subsequent to the end of the most recent fiscal year end (the "Financial Statements"). The Financial Statements are complete and correct, were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except, in the case of interim financial statements, subject to normal recurring year-end adjustments and the absence of footnotes), and fairly present in accordance with generally accepted accounting principles the financial condition and results of Buyer's operations as of the dates indicated and for the periods covered thereby. Except as disclosed by, or reserved against in, its most recent balance sheet included in the Financial Statements, Buyer did not have as of the date of such balance sheet any liability or obligation, whether accrued, absolute, fixed or contingent (including, without limitation, liabilities for taxes or unusual forward or long-term commitments), which was material to Buyer's business, results of operations or financial condition and which is required to be disclosed on, or reserved against in, a balance sheet. Buyer has received no notice of any fact which may form a basis for any claim by a third party which, if asserted, could result in a liability affecting Buyer not disclosed by or reserved against in Buyer's most recent balance sheet. From the date of the most recent balance sheet included in the Financial Statements to and including the date hereof, (i) Buyer's business has been operated only in the ordinary course, (ii) Buyer has not sold or disposed of any assets other than in the ordinary course of business, (iii) there has not occurred any material adverse change or event in Buyer's business, operations, assets, liabilities, financial condition, or results of operations compared to the business, operations, assets, liabilities, financial condition, or results of operations reflected in the Financial Statements, and (iv) there has not occurred any theft, damage, destruction, or loss which has had a material adverse effect on Buyer.

                  5.8 Tax Returns and Other Reports. Buyer has duly and timely filed in proper form all federal, state, local, and foreign, income, franchise, sales, use, property, excise, payroll, and other tax returns and other reports (whether or not relating to taxes) required to be filed by law with the appropriate governmental authority, and, to the extent applicable, has paid or made provision for payment of all taxes, fees, and assessments of whatever nature including penalties and interest, if any, which are due with respect to any aspect of its business or any of its properties. Except as set forth on
Schedule 13, there are no tax audits pending and no outstanding agreements or waivers extending the statutory period of limitations applicable to any relevant tax return.

                  5.9 Transfer Taxes. There are no sales, use, transfer, excise, or license taxes, fees, or charges applicable with respect to the transactions contemplated by this Agreement.

                  5.10  Litigation  and  Violations.  Except  as  set  forth  on
Schedule 14, there are no suits, claims, grievances, actions, proceedings, or governmental investigations pending or, to Buyer's best knowledge, threatened against or affecting Buyer which


                                                          REGISTRATION STATEMENT
                                                                     Page II-288

(i) seek to restrain or enjoin the consummation of the transactions contemplated by this Agreement or (ii) might have a material adverse effect on Buyer's financial position or results of operations. Buyer is not in violation of any term of any judgment, decree, injunction, or order to which it is subject, which violation could have a material adverse effect on the financial position or results of operations of Buyer.

                  5.11 Disclosure. No written statement in this Agreement or in any agreement or other document delivered pursuant to this Agreement by or on behalf of Buyer contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                  5.12 Investment Company. Buyer is not an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended (the "Act"), and Buyer has not relied on rule 3a-2 under the Act as a means of excluding it from the definition of an "investment company" under the Act at any time within the three (3) year period preceding the Closing Date.

                  5.13 No Finders or Brokers. Neither Buyer nor any of its Affiliates have entered into any contract, arrangement, or understanding with any person or firm which may result in any obligation of Company to pay any finder's, broker's, or agent's fees or commissions or other like payments as a result of the transactions contemplated by this Agreement.

                  5.14 No Insolvency. As of even date and as of the Closing Date, Buyer is not and shall not be insolvent.

Section 6                 Conduct Prior to Closing

                  6.1 Operation in Ordinary Course. Company shall continue to operate the CATV Business prior to the Closing Date in the ordinary course as presently operated under its standard operating practices and generally in accordance with its 1996 budget, including all required budgeted maintenance capital expenditures for current maintenance, unless otherwise agreed by Buyer, including, without limitation, payment of all expenses in a timely manner consistent with prior business practices without accelerating or delaying any payments, maintaining business books, records, and files all in accordance with past practices, consistently applied, and maintaining the Assets (including maintenance of the inventories of spare equipment and parts listed on Schedule
5), and continuing to implement procedures for disconnection and discontinuance of service to Subscribers whose accounts are delinquent or past due, in accordance with current practice and policy as of the date of this Agreement. Without limiting the generality of the foregoing, Company agrees that Company, or anyone acting on Company's behalf, shall not, without Buyer's prior written consent, (i) enter into or modify any material agreement, contract, or commitment which, if entered into prior to


                                                          REGISTRATION STATEMENT
                                                                     Page II-289
the date of this Agreement, would be required to be disclosed on any Schedule to this Agreement, (ii) place or permit to exist any lien, encumbrance, security interest, claim or charge of any kind against the Assets, (iii) enter into or continue any discussions, negotiations or contracts relating to the sale, assignment, or transfer any Assets of the Company or the CATV Business except
(a) in the ordinary course of business and (b) for Company's payment of dividends to its shareholders in cash, (iv) commit any act or omit to do any act which would cause a breach of any CATV Instrument or Company Contract or permit any amendment to or cancellation of any CATV Instrument or Company Contract, (v) commit any violation of any law, statute, rule, governmental regulation or order, (vi) change the rate charged for Basic CATV Service or Pay TV or add or delete any program service, except in the ordinary course of business. Company shall maintain insurance on the CATV Business and the Assets until the Closing Date consistent with past practice and policy, and Company shall bear all risk of loss on or prior to Closing with respect to the CATV Business and the Assets as a result of any loss, claim, casualty, or calamity. At Buyer's request and expense, Company shall also make its budgeted capital expenditures for rebuilds, upgrades or improvements.

                  6.2 Agents. Company agrees that Buyer's designated agent shall be included in all material business discussions regarding Company's conduct of its affairs which are other than in the ordinary or usual course of business.

                  6.3 Company Contracts.  All Company Contracts are described on
Schedule 3 or Schedule 10. Complete and correct copies of all Company Contracts have been provided to Buyer. Each Company Contract is in full force and effect and constitutes the valid, legal, binding and enforceable obligation of Company and Company is not and to Company's knowledge, each other party thereto is not in breach or default of any terms or conditions thereunder.

                  6.4 No New Buyer Securities. Buyer shall not issue or enter into any agreement to issue any additional securities, warrants or options (other than stock options issued in the ordinary course of business pursuant to its stock option plan) to purchase securities prior to the Closing, except (i) for the proposed issuance of Two Million (2,000,000) shares of Buyer's Class A common stock to MCI Telecommunication Corporation ("MCI") for Thirteen Million and no/100 Dollars ($13,000,000.00), (ii) the acquisition of the ongoing cable television business and cable television systems of Alaskan Cable Network, Inc., for not more than Two Million Nine Hundred Twenty Three Thousand Seventy Seven (2,923,077) shares of Buyer's Class A Common Stock; (iii) the acquisition of the ongoing cable television business and cable television systems of Prime Cable of Alaska, L.P. ("Prime"), for not more than Eleven Million Eight Hundred Thousand (11,800,000) shares of GCI's Class A Common Stock; and (iv) any Buyer's Shares and Notes issued in connection with (ii) and (iii) herein for the escrow holdbacks. Neither Buyer nor anyone acting on Buyer's behalf shall enter into or continue any discussions, negotiations or contracts relating to the sale of all or any portion of its assets or equity, except in the ordinary course of business.


                                                          REGISTRATION STATEMENT
                                                                     Page II-290

                  6.5 Employees. Company shall use its best efforts to preserve its relationship with its employees and to pay to those employees all salaries, commissions, and other compensation to which they are entitled for services rendered prior to the Closing Date.

                  6.6 Access to Premises  and Records.  The parties  shall cause
Company and Buyer to give to the parties and their representatives full access at reasonable times to (i) all the premises and books and records of the CATV Business and to all of the Assets and (ii) Buyer's premises, books and records, and each shall furnish to the parties and their representatives all information regarding the business and properties of Company and Buyer as shall from time to time reasonably requested. Furthermore, Buyer shall be given the opportunity to perform a field audit of Company's accounts with Company's cooperation prior to Closing. Buyer agrees that it will exercise this right of access solely for the purposes of completing its investigation in connection with this Agreement and that the confidentiality of any data or information acquired by Buyer in connection with this transaction shall be maintained by Buyer and its representatives in accordance with Section 18.17. Without limiting Buyer's rights of access stated above, Company shall permit Buyer and/or such agents or experts as Buyer shall designate, full access to the Real Property or any of it and all records concerning the Real Property during reasonable business hours for purposes of such independent investigation Buyer shall desire to conduct. At Buyer's sole option, such investigation may include testing of the soil, groundwater, building components, tanks, containers and equipment on the Real Property as Buyers or Buyer's agents or experts shall deem necessary to determine or confirm the environmental condition of the Real Property. Performance of such an inspection or review shall not in any way modify or otherwise affect Buyer's rights or Company's obligations under this Agreement, including but not limited to Company's representations and warranties in Section
3.16 above.

                  6.7 Existing Relationships. Company shall use its best efforts to preserve the CATV Business as a going concern and to preserve existing relationships with the APUC, and its suppliers, customers, and others having business dealings with Company. Buyer shall use its best efforts to preserve its business as a going concern and to preserve its existing relationships with suppliers, customers and others having business dealings with it.

                  6.8 Required Consents. Company and Buyer agree to cooperate and use their reasonable commercial efforts to obtain all Required Consents in a form and upon terms and conditions reasonably satisfactory to Buyer. Company will afford Buyer the opportunity to review, approve, and revise the form of Required Consents prior to delivery to any consenting party. Nothing contained herein shall be deemed to require Buyer to undertake any extraordinary or unreasonable measures to obtain such Required Consents, including, without limitation, the initiation or prosecution of legal proceedings, the payment of any fees, or agreeing to change any terms of any CATV Instruments or Company Contracts.


                                                          REGISTRATION STATEMENT
                                                                     Page II-291

                  6.9 Compliance with CLI Standards. Company shall notify Buyer at least 10 days prior to the annual CLI compliance and reporting tests, which tests shall be made not later than June 30, 1996, and representatives of Buyer and Company shall jointly inspect the CATV Systems to determine if the CATV Systems are reasonably in compliance with the CLI standards under applicable FCC rules and regulations ("CLI Standards") and to the extent the CATV Systems or any portion thereof are not in compliance with CLI Standards, to determine the steps to be taken by Company (including, to the extent required, the replacement or upgrading of equipment and the institution of maintenance procedures) in order to cause the CATV Systems to reasonably comply with CLI Standards prior to the Closing Date ("the Remedial Steps"). If Buyer and Company fail to agree as to whether the CATV Systems or any portion thereof reasonably complies with CLI Standards or as to the Remedial Steps to be taken, Buyer and Company shall jointly select a qualified engineering firm to inspect the CATV Systems (the "Inspector"). Company shall cooperate fully with any representative of the Inspector in making such inspection. Once the inspection is completed, the Inspector shall, as promptly as practical after its engagement, deliver a written report to Buyer and Company stating whether or not the CATV Systems are in compliance and if not, recommend Remedial Steps which will cause the CATV Systems to fully comply with CLI Standards. The Inspector's determination and report shall be final and binding on Buyer and Company. Fees and expenses incurred by the Inspector shall be paid by Buyer if the CATV Systems are found by the Inspector to comply and by Company if any substantial portion of the CATV System is found not to comply with CLI Standards.

                  6.10 MDU Agreements. Company represents and warrants that agreements have been granted to Company from all MDU property owners serviced by the Company, and that it has provided access to all such agreements which are listed on Schedule 11 to Buyer.

                  6.11 Public Announcements. Except as may be required by applicable law or regulation, neither Buyer nor Company shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties, which consent shall not be unreasonably withheld and shall be promptly given. Notwithstanding the foregoing, Company acknowledges and agrees that Buyer shall make all press releases it deems necessary under the securities law, rules and regulations.

                  6.12 Due Diligence. Within 10 days after the date of execution of this Agreement, the parties agree to deliver fully completed Schedules and all due diligence materials reasonably requested by any party. Any party shall have 10 days after receipt to review such completed Schedules and due diligence materials and to notify the applicable party of any problems or concerns arising as a result of such review. If Company and Buyer are unable to resolve any such problems or concerns by negotiating a mutually satisfactory modification to this Agreement, the objecting party shall have the


                                                          REGISTRATION STATEMENT
                                                                     Page II-292
right to terminate this Agreement within 10 days after notifying the other parties of such problems or concerns and no party shall have any further obligations hereunder.

                  6.13 Correction of any Noncompliance Prior to Closing. Notwithstanding any other provision of this Agreement, the parties acknowledge and agree that further investigation is required to determine whether the representations and warranties contained in Sections 3.16, 3.17, 3.18 and 3.25 are true and correct as of the date of execution of this Agreement. To the extent that the parties determine that any such representation and warranty is not true and correct as of the date of execution of this Agreement, the parties intend that Company shall take whatever action is necessary to assure that such representations and warranties are true and correct as of the Closing Date and the fact that such representations and warranties were not true and correct as of the date of execution of this Agreement shall not be deemed to be a breach of this Agreement. With respect to any filings and associated payments required to be made by Company in order to make the representations and warranties contained in Sections 3.24, 3.25 and 3.27 true and correct, copies of such filings indicating the filing date with the FCC, the APUC, or Copyright Office, as appropriate, shall be delivered to Buyer at least ten (10) days prior to the Closing Date.

                  6.14 Leased Equipment. Company shall pay the remaining balances on any leases for Equipment used in the CATV Business and deliver title to such Equipment free and clear of all Encumbrances (other than Permitted Encumbrances) to Buyer at the Closing.

                  6.15 Estoppel  Certificates,  Franchise Forms.

                           6.15.1 Company will use reasonable efforts to obtain,
at its expense, such estoppel certificates or similar documents from lessors and other Persons who are parties to Company Contracts as Buyer may reasonably request.

                           6.15.2  Company  will  execute  and  deliver  to  the
appropriate Governmental Authority, the FCC Forms 394 prepared by Buyer with respect to each franchise as to which such Form 394 is required within two Business Days after it receives each such Form 394 from Buyer.

                  6.16 HSR Notification. If applicable, as soon as practicable after the execution of this Agreement, but in any event no later than 45 days after such execution, Company and Buyer will each complete and file, or cause to be completed and filed, any notification and report required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); and each such filing shall request early termination of the waiting period imposed by the HSR Act. The parties shall use their reasonable best efforts to respond as promptly as reasonably practicable to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional


                                                          REGISTRATION STATEMENT
                                                                     Page II-293
information or documentation and to respond as promptly as reasonably practicable to all inquiries and requests received from any other Governmental Authority in connection with antitrust matters. Company and Buyer shall use their respective reasonable best efforts to overcome any objections which may be raised by the FTC, the Antitrust Division or any other Governmental Authority having jurisdiction over antitrust matters. Notwithstanding the foregoing, Buyer shall not be required to make any significant change in the operations or activities of the business (or any material assets employed therein) of Buyer or any of its Affiliates, if Buyer determines in good faith that such change would be materially adverse to the operations or activities of the business (or any material assets employed therein) of Buyer or any of its Affiliates having significant assets, net worth, or revenue. Notwithstanding anything to the contrary in this Agreement, if Buyer, in its sole opinion, considers a request from a governmental agency for additional data and information in connection with the HSR Act to be unduly burdensome, Buyer may terminate this Agreement. Within 10 days after receipt of a statement therefor, Company will reimburse Buyer for one-half of the filing fees payable by Buyer in connection with Buyer's filing under the HSR Act.

                  6.17 No Shopping. None of Company, its shareholders or any agent or representative of any of them will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing or the termination of this Agreement, directly or indirectly (a) solicit or initiate the submission of proposals or offers from any Person for, or (b) furnish any information to any Person other than Buyer relating to, any direct or indirect acquisition or purchase of all or any portion of the Assets.

                  6.18 Notification of Certain Matters. Company will promptly notify Buyer of any fact, event, circumstance or action (a) which, if known on the date of this Agreement, would have been required to be disclosed to Buyer pursuant to this Agreement or (b) the existence or occurrence of which would cause any of Company's representations or warranties under this Agreement not to be correct and complete.

                  6.19 Risk of Loss; Condemnation.

                           6.19.1  Company  will  bear  the  risk of any loss or
damage to the Assets resulting from fire, theft or other casualty (except reasonable wear and tear) at all times prior to the Closing. If any such loss or damage is so substantial as to prevent normal operation of any material portion of a System or the replacement or restoration of the lost or damaged property within 20 days after the occurrence of the event resulting in such loss or damage, Company will immediately notify Buyer of that fact and Buyer, at any time within 10 days after receipt of such notice, may elect by written notice to Company either (i) to waive such defect and proceed toward consummation of the acquisition of the Assets in accordance with terms of this Agreement or (ii) terminate thi s Agreement. If Buyer elects so to terminate this Agreement, Buyer and Company will be discharged of any and all obligations hereunder. If Buyer elects to consummate the


                                                          REGISTRATION STATEMENT
                                                                     Page II-294
transactions contemplated by this Agreement notwithstanding such loss or damage and does so, there will be no adjustment in the consideration payable to Company on account of such loss or damage but all insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage will be delivered by Company to Buyer, or the rights to such proceeds will be assigned by Company to Buyer if not yet paid over to Company.

                           6.19.2  If,  prior  to the  Closing,  any  part of or
interest in the Assets is taken or condemned as a result of the exercise of the power of eminent domain, or if a Governmental Authority having such power informs Company or Buyer that it intends to condemn all or any part of the Assets (either such even, a "Taking"), then Buyer may terminate this Agreement. If Buyer does not elect to terminate this Agreement, then (a) Buyer will have the sole right, in the name of Company, if Buyer so elects, to negotiate for, claim, contest and receive all damages with respect to the Taking, (b) Company will be relieved of its obligation to convey to Buyer the Assets or interests that are the subject of the Taking, (c) at the Closing, Company will assign to Buyer all of Company's rights to all damages payable with respect to such Taking and will pay to Buyer all damages previously paid to Company with respect to the Taking and (d) following the Closing, Company will give Buyer such further assurances of such rights and assignment with respect to the taking as Buyer may from time to time reasonably request.

                  6.20 Lien and Judgment Searches. Buyer will obtain at Company's expense, (a) the results of a lien search conducted by a professional search company of records in the offices of the secretaries of state in each state and county clerks in each county where there exist tangible Assets, and in the state and county where Company's principal offices are located, including copies of all financing statements or similar notices or filings (and any continuation statements) discovered by such search company and (b) the results of a search of the dockets of the clerk of each federal and state court sitting in the city, county or other applicable political subdivision where the principal office or any material assets of Company may be located, with respect to judgments, orders, writs or decrees against or affecting Company or any of the Assets.

                  6.21 Transfer Taxes. Buyer and Company will share equally the payment of any state or local sales, use, transfer, excise, documentary or license taxes or fees.

                  6.22 Letter to Programmers. At Buyer's request, Company will transmit a letter in the form of Exhibit G to all programmers from which Company purchases programming.

                  6.23 Updated Schedules. Not less than five business days prior to Closing, Company will deliver to Buyer revised copies of Schedules 1 through 11 which shall have been updated and marked to show any changes occurring between the date of this Agreement and the date of delivery; provided, however, that for purposes of


                                                          REGISTRATION STATEMENT
                                                                     Page II-295

Company's representations and warranties and covenants in this Agreement, all references to the Schedules will mean the version of the Schedules attached to this Agreement on the date of signing, and provided further that if the effect of any such updates to Schedules is to disclose any one or more additional properties, privileges, rights, interests or claims as Assets, Buyer, at or before Closing, will have the right (to be exercised by written notice to Company) to cause any one or more of such items to be designated as and deemed to constitute Excluded Assets for all purposes under this Agreement.

                  6.24 Use of Company's Name. Buyer may continue to operate the Systems using Company's rights to the name "Cablevision" linked to the name of the community being serviced and all derivations and abbreviations of such name and related marks. Within one hundred eighty (180) days after the Closing Date, Buyer will discontinue using and will dispose of all items of stationery, business cards and literature bearing such names or marks. Notwithstanding the foregoing, Buyer will not be required to remove or discontinue using any such name or mark that is affixed to converters or other items in or to be used in subscriber homes or properties, or as are used in a similar fashion making such removal or discontinuation impracticable for Buyer.

                  6.25 Subscriber Billing Services. Company will provide to Buyer, access to its outside billing system services provider ("Transitional Billing Services") in connection with the System and Assets acquired by Buyer

                  6.26 Satisfaction of Conditions. Each party will use its best efforts to satisfy, or to cause to be satisfied, the conditions to the obligations of the other party to consummate the transactions contemplated by this Agreement, as set forth in Section 17, provided that Buyer will not be required to agree to any increase in the amount payable with respect to, or any modification that makes more burdensome in any material respect, any of the Assumed Liabilities.

Section 7                 Closing

                  The Closing shall occur at the law offices of Foster, Pepper & Shefelman, 1111 Third Avenue, Suite 3400, Seattle, WA 98101, at 10:00 o'clock a.m. local time, on such date acceptable to Company and Buyer within five (5) business days after all conditions to Closing contained in this Agreement have been met, or at such different place, time, or date as may be agreed by Company and Buyer. Until the Closing or earlier termination of this Agreement, the parties shall cooperate fully by exchanging information upon reasonable request and in all other reasonable ways to enable all parties to prepare for the Closing and to determine whether the conditions to the Closing have been satisfied. Either Buyer or Company may terminate this Agreement upon written notice to the others if the Closing hereunder has not occurred by October 31, 1996, or, if the Alaska Public Utilities Commission's consent shall not have been obtained by such date, then at Buyer's or Company's option, no later than December 31,


                                                          REGISTRATION STATEMENT
                                                                     Page II-296

1996, unless the APUC has earlier notified the parties that no consent will be given to this transaction, in which case the Agreement shall be terminated at that time, and the parties shall thereupon be relieved of any further obligation hereunder; provided, however, if a party's breach of this Agreement has prevented the consummation of the transactions contemplated hereby, such party shall not be entitled to terminate this Agreement under this Section 7. The Closing Date may be further extended by mutual consent of the parties.

Section 8                 Deliveries by Company at Closing

                  At Closing, Company shall deliver to Buyer:

                  8.1 the Bills of Sale for the Assets in the form attached as Exhibit B;


                  8.2 an Assignment and Assumption of Agreement in the form attached as Exhibit C;

                  8.3 one or more Assignments of Leases in the form attached as Exhibit D and, if requested by Buyer, short forms or memoranda of such Assignments in recordable form;

                  8.4 a Non-Compete Agreement signed by Company and the Shareholders of the Company, excluding Craig McCaw, Wayne Perry and Donald Adams, in the form attached as Exhibit F; shall be delivered in consideration for the other agreements set forth herein and for no further consideration;

                  8.5 an affidavit of Company, under penalty of perjury, that Company is not a "foreign person" (as defined in the Foreign Investment in Real Property Tax Act and applicable regulations) and that Buyer is not required to withhold any portion of the consideration payable under this Agreement under the provisions of such Act in the form attached as Exhibit H;

                  8.6 motor vehicle title certificates and such other transfer instruments as Buyer may deem necessary or advisable to transfer the Assets to Buyer and to perfect Buyer's rights in the Assets;

                  8.7 incumbency and specimen signature certificates, dated the Closing Date, from Company with respect to the officers or managers of Company executing this Agreement and any other document delivered hereunder by or on behalf of Company;

                  8.8 a certificate of Company, dated the Closing Date, signed by a proper officer of Company certifying that (A) except (1) as a result of the taking by any person of any action contemplated under this Agreement or (2) insofar as any representation or warranty relates to any specified earlier date, all of the representations and warranties


                                                          REGISTRATION STATEMENT
                                                                     Page II-297
of Company in this Agreement are true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date, and (B) Company has performed and complied in all material respects with all of its covenants and agreements set forth in, and satisfied in all material respects all conditions required to be satisfied by it pursuant to, this Agreement except as such covenants, agreements, or conditions shall have been waived by Buyer at or before the Closing Date;

                  8.9 a certified copy of resolutions of the boards of directors, and if necessary, the shareholders, as applicable, of Company authorizing the execution and delivery by Company of this Agreement and any other agreements executed by Company pursuant hereto, and the performance of the obligations of Company hereunder and thereunder;

                  8.10 an opinion of Company's counsel, dated the Closing Date, covering matters customary with respect to the transactions contemplated by this Agreement, in form and substance satisfactory to Buyer;

                  8.11 an opinion of special communications, FCC and APUC counsel to Company, dated the Closing Date, covering matters customary with respect to the APUC and FCC aspects of the transactions contemplated by this Agreement, in the form and substance satisfactory to Buyer;

                  8.12 releases or terminations, in form and substance reasonably satisfactory to Buyer, of all Security Interests with respect to the Assets and all financing statements or other instruments with respect thereto except for the Permitted Encumbrances described in Schedule 7;

                  8.13 to the extent in the possession of Company or its agents, all contracts not terminated pursuant to this Agreement, all unexpired warranties, any leases of personal property, any business and other licenses and permits related to Company or the CATV Business;

                  8.14 to the extent in the possession of Company or its agents, all blueprints, schematics, drawings, maps, system design bill of materials, engineering and technical data related to the Assets or the CATV Business;

                  8.15 tax, judgment, and lien searches of the relevant public records dated no more than fifteen (15) days prior to Closing, or dated as of such other date acceptable to Buyer and Company, indicating all Security Interests against the Assets, the CATV Systems, or the CATV Business; and

                  8.16 Schedules 1-11 which have been updated to reflect any material changes from the date of execution of this Agreement to the Closing Date; provided,


                                                          REGISTRATION STATEMENT
                                                                     Page II-298
however, that if any such change has a material adverse effect on the condition, financial or otherwise, of Company or the CATV Business, Buyer shall have the right to terminate this Agreement with no further obligations to Company hereunder.

                  8.17 Guaranty. Contemporaneously with the signing of this Agreement, Company is causing its Shareholders to deliver the Guaranty in the form of Exhibit E. The liability of each Shareholder under the Guaranty for any indemnity for breach by the Company of a representation, warranty or covenant shall be limited to an amount not to exceed such Shareholders' pro rata portion of such liability based upon the value of the consideration received by such Shareholder in this transaction and the maximum aggregate liability of each Shareholder shall be limited to the amount of consideration received by such Shareholder in this transaction.

                  Drafts of each of the items listed in this Section 8 shall be delivered by Company to Buyer within a reasonable time prior to Closing for Buyer's review and approval.

Section 9                Deliveries by Buyer at Closing

                  At Closing, Buyer shall deliver to Company:

                  9.1 certified check or wire transfer documents evidencing payment of the Sixteen Million Six Hundred Fifty Thousand Dollars cash, as adjusted in accordance with
                           Section 2.3, constituting the Purchase Price, such payment to be made in accordance with instructions received from the Company at least two business days prior to the Closing Date;


                  9.2 Notes in the amount of Nine Million Two Hundred Thousand Dollars together with Eight Hundred Thousand Dollars of Notes to be placed in escrow in accordance with Section 2.5;

                  9.3 a certificate of good standing of Buyer issued by the Secretary of State of Alaska dated in 1996;

                  9.4 an incumbency and specimen signature certificate, dated the Closing Date, with respect to the officers of Buyer executing this Agreement and any other document delivered hereunder by or on behalf of Buyer;

                  9.5 a certificate of Buyer, dated the Closing Date, signed by a proper officer of Buyer certifying that
                           (A) except (1) as a result of the taking by any person of any action contemplated under this Agreement or (2) insofar as any representation or warranty relates to any specified


                                                          REGISTRATION STATEMENT
                                                                     Page II-299
                           earlier date, all of the representations and warranties of Buyer in this Agreement are true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date, and (B) Buyer has performed and complied in all material respects with all of its covenants and agreements set forth in, and satisfied in all material respects all conditions required to be satisfied by it pursuant to, this Agreement except as such covenants, agreements or conditions shall have been waived by Company at or before the Closing Date;

                  9.6 a certified copy of resolutions of the board of directors of Buyer authorizing the execution and delivery of this Agreement and any other agreements executed pursuant hereto, and the performance of the obligations of Buyer hereunder and thereunder; and

                  9.7 Schedules 12-14 which have been updated to reflect any material changes from the date of execution of this Agreement to the Closing Date; provided, however, that if any such change has a material adverse effect on the condition, financial or otherwise, of Buyer, Company shall have the right to terminate this Agreement with no further obligations to Buyer hereunder.

Section 10                Conditions to Obligations of Buyer

                  The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject, at Buyer's option, to fulfillment of each of the following conditions as of the Closing Date:

                  10.1 Accuracy of Representations and Compliance with Conditions. All representations and warranties of Company contained in this Agreement shall be true and accurate in all material respects when made and, except (a) as a result of the taking by any person of any action contemplated hereby or (b) insofar as any representation or warranty specifically relates solely to an earlier date in which case it shall be true and accurate in all material respects as of such earlier date, shall be true and accurate in all material respects as of the Closing Date, as though such representations and warranties were then made by Company, and Company shall have performed and complied in all material respects with all of its covenants and agreements set forth herein and satisfied in all material respects all conditions required to be satisfied by it pursuant to this Agreement at or before the Closing Date.


                  10.2 Deliveries Complete. All documents required to have been delivered by Company to Buyer and all actions required to have been taken by Company, at or prior to the Closing Date, shall have been delivered or taken.



                                                          REGISTRATION STATEMENT
                                                                     Page II-300

                           10.2.1   Company  has   executed  (or  caused  to  be
executed) and delivered to Buyer the items set forth in Section 8.

                           10.2.2 Company has delivered to Buyer:  (a) evidence,
in form and substance satisfactory to Buyer, that all of the Required Consents have been obtained or given and are in full force and effect; and (b) to the extent obtained, the estoppel certificates or similar documents described in
Section 6.15.

                           10.2.3  Company  has  delivered  releases,   in  form
satisfactory to Buyer, of all Encumbrances affecting any of the Assets (other than Permitted Encumbrances) and a certificate of no taxes due with respect to Company and the Assets issued by appropriate state taxing authorities as of a date no earlier than 10 days prior to the Closing.

                  10.3 No Adverse Change. No material adverse change in the CATV Business or the Assets shall have occurred (other than changes which affect the United States CATV industry considered as a whole). The CATV Business shall not have suffered, on or prior to Closing, any loss, claim, casualty, or calamity which materially and adversely affects the CATV Business or the Assets, whether or not covered by insurance; provided, however, that if Company has repaired at its expense all damage caused by any loss, casualty, or calamity prior to the Closing to Buyer's reasonable satisfaction, the condition set forth in this
Section 10.3 shall be deemed satisfied.

                  10.4 Restraint of Proceedings. No action, proceeding, or investigation shall have been instituted or threatened, on or prior to Closing, to set aside or modify the authorization of the transactions contemplated by this Agreement or to enjoin or prevent its consummation or which would materially impair the ability of Buyer to realize the benefits of the transactions contemplated herein.

                  10.5 Inspection. Within thirty (30) days of this Agreement, the results and findings of a due diligence inspection of the Assets and CATV Business by Buyer shall be satisfactory to Buyer in its reasonable discretion, and the condition of the Assets and CATV Business shall be as represented by Company herein and as otherwise disclosed to Buyer prior to the date hereof. Buyer shall notify Company within 31 days of this Agreement of the results of such due diligence inspection.

                  10.6 Cash Flow. As of the Closing Date, Company's twelve (12) month trailing operating cash flow before corporate overhead (identified in Company's financial statements as "Administrative Expenses") together with the twelve (12) month trailing operating cash flow before corporate overhead for the McCaw/Rock Homer Cable System Joint Venture and the McCaw/Rock Seward Cable System Joint Venture shall be no less than Three Million Five Hundred Thousand and no/100 Dollars ($3,500,000). Provided, however, if the sale of the assets of the McCaw/Rock Homer Cable System Joint Venture and the McCaw/Rock Seward Cable System Joint Venture to Buyer or an


                                                          REGISTRATION STATEMENT
                                                                     Page II-301
affiliate of Buyer does not occur on about the Closing  Date,  Company's  twelve
(12) month trailing operating cash flow before corporate overhead (identified in Company's financial statements as "Administrative Expenses") shall be no less than Three Million and no/100 Dollars ($3,000,000.00).

Section 11                Conditions to Obligations of Company

                  The obligation of Company to consummate the transactions contemplated by this Agreement shall be subject, at Company's option, to fulfillment of each of the following conditions as of the Closing Date:

                  11.1 Accuracy of Representations and Compliance with Conditions. All representations and warranties of Buyer contained in this Agreement shall be true and accurate in all material respects when made and, except (a) as a result of the taking by any person of any action contemplated hereby or (b) insofar as any representation or warranty specifically relates solely to an earlier date in which case it shall be true and accurate in all material respects as of such earlier date, shall be true and accurate in all material respects as of the Closing Date, as though such representations and warranties were then made by Buyer, and Buyer shall have performed and complied in all material respects with all of its covenants and agreements set forth herein, and satisfied in all material respects all conditions required to be satisfied by it pursuant to this Agreement at or before the Closing Date.

                  11.2 Deliveries Complete. All documents required to have been delivered by Buyer to Company and all actions required to have been taken by Buyer, at or prior to the Closing Date, shall have been delivered or taken.

                  11.3 No Adverse Change. No material adverse change in Buyer's business shall have occurred (other than changes which affect the United States telephone industry considered as a whole). Buyer's business operations shall not have suffered, on or prior to Closing, any loss, claim, casualty, or calamity which materially and adversely affects Buyer, whether or not covered by insurance; provided, however, that if Buyer has repaired at its expense all damage caused by any loss, casualty, or calamity prior to the Closing to Company's reasonable satisfaction, the condition set forth in this Section 11.3 shall be deemed satisfied.

                           11.3.1 Buyer has executed and delivered to Company an
Assignment and Assumption of Agreement in the form attached as Exhibit C.

                  11.4 Restraint of Proceedings. No action, proceeding, or investigation shall have been instituted or threatened, on or prior to Closing, to set aside or modify the authorization of the transactions contemplated by this Agreement or to enjoin or prevent its consummation or which would materially impair the ability of Company to realize the benefits of the transactions contemplated herein.


                                                          REGISTRATION STATEMENT
                                                                     Page II-302

Section 12                Conditions to Both Parties Obligations

                  12.1 Consents. All Required Consents and Buyer's Required Consents or waivers thereof shall have been obtained and shall be in full force and effect as of the Closing Date.

                  12.2 No Governmental Action. No investigation, action, or proceeding shall have been commenced by the Department of Justice or the Federal Trade Commission or any other governmental entity challenging or seeking to enjoin the consummation of the transactions contemplated by this Agreement and neither Buyer nor Company shall have been notified of a present intention by the Assistant Attorney General in charge of the Antitrust Division of the Department of Justice, the Director of the Bureau of Competition of the Federal Trade Commission or any governmental entity (or their respective designees) to commence, or recommend the commencement of, such an investigation, action, or proceeding.

                  12.3 Waiver of Conditions. Any party may waive in writing any or all of the conditions to its obligations under this Agreement.

Section 13                Transactions Subsequent to Closing.

                  13.1 Further Actions. At any time and from time to time after the Closing, each party hereto agrees, at its own expense (except as otherwise provided herein), to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.


                  13.2  COBRA   Benefits.   Company   shall   comply   with  all
requirements of COBRA.

Section 14                Registration Rights Agreement.

                  In connection with each Conversion Period and any conversion of the Notes by the holders of such Notes during such Conversion Period, the distribution to and, to the extent required because of affiliate status or otherwise, subsequent resales or distributions by holders of the GCI Shares, will be registered under the Securities Act of 1933, as amended. Any such registration required in connection with the resale or distribution by a holder of the GCI Shares shall be upon the terms and conditions set forth in the Registration Rights Agreement, the form of which is attached hereto as Exhibit A, which is hereby incorporated by reference. All expenses in connection with the registration (other than underwriting discounts, selling commissions and fees and expenses of counsel to holders in connection with any such resale or distribution) and keeping any prospectus current will be paid by the Buyer.


                                                          REGISTRATION STATEMENT
                                                                     Page II-303

Section 15.       Agreement Not to Compete

                  15.1 Agreement. Company and Shareholders, excluding Craig McCaw, Wayne Perry and Donald Adams, shall provide to Buyer at Closing an executed Non-Compete Agreement in the form attached to this Agreement as Exhibit F, the terms and conditions of which are hereby incorporated by reference. Such Non-Compete Agreements shall be given in consideration of the sale of Assets set forth herein and shall not be subject to additional consideration.


                  15.2 Breach of Agreement. If this Section 15 is breached or threatened to be breached, Company expressly consents that, in addition to any other remedy Buyer may have, Buyer may apply to any court of competent jurisdiction for injunctive relief in order to prevent the continuation of any existing breach or the occurrence of any threatened breach.

                  15.3 Enforceability. If any provision of this Section 15 is determined to be unreasonable or unenforceable, such provision and the remainder of this Section 15 shall not be declared invalid but rather shall be modified and enforced to the maximum extent permitted by law.

Section 16          Survival of Representations and Warranties; Indemnification

                  16.1 Survival. Except as otherwise provided, the representations, warranties, and covenants and related indemnity agreements contained in or made pursuant to this Agreement (including the Exhibits and Schedules) by Buyer and by Company shall survive the Closing and shall terminate on the first anniversary of the Closing Date. Notwithstanding the preceding provisions of this Section 16.1, the representations, warranties, and covenants (and related indemnities) in Sections 3.15, 3.17, 3.18, 3.19 and 3.25 shall survive the Closing for the period of sixty (60) days after the expiration of the relevant statute of limitations for claims related thereto. The representations and warranties relating to the ownership of the Assets shall continue in full force and effect without limitation. Buyer's covenants and obligations under the Notes and with respect to the issuance, delivery and registration of GCI Shares shall continue in full force and effect without limitation.

                  16.2 Indemnity by Company. Company agrees to indemnify, defend, and hold harmless Buyer and its officers, directors, Affiliates, employees, attorneys, agents and shareholders (the "Buyer's Indemnitees") against and in respect of any and all claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, losses, damages, settlements, liabilities and expenses (including, without limitation, reasonable legal fees and expenses of attorneys chosen by the Buyer's Indemnitees), or on any Schedule to, this Agreement (collectively, "Losses"), as and when incurred arising out of or based upon (1) any breach of any representation, warranty, covenant, or agreement of Company contained in this Agreement or in any


                                                          REGISTRATION STATEMENT
                                                                     Page II-304
other agreement executed and delivered by Company hereunder or in connection herewith, or (2) the ownership of the Assets or the conduct of the CATV Business or any other matters relating to the business of Company for the period prior to the Closing Date, including, without limitation, any actions taken by Company prior to the Closing Date but which do not become effective until after the Closing Date. No indemnification shall be required to be made by Company under this Section as a result of any breach of any representation, warranty, covenant or agreement of the Company until the amount of Buyer's Losses under this Agreement exceed in the aggregate $50,000. At such time as such aggregate amount of Buyer's Losses exceeds $50,000, Buyer may seek to recover all of its Losses, including the first dollar thereof in accordance with the provisions of this Section, provided, however, that no indemnification shall be required in excess of the amount of the Notes actually received, in the aggregate, pursuant to the Agreement. Company shall not be held liable for any unintentional error in any representation or warranty or any unintentional inaccuracy or incompleteness of data, information or material which it otherwise might have been liable for hereunder if, on or before 10 business days prior to the Closing Date, the Company shall have provided Buyer with written notices of such error, inaccuracy or incompleteness and a written statement of the corrections necessary to cure the same and if, notwithstanding such notice, Buyer shall have elected to close this transaction.

                  16.3 Indemnity by Buyer. Buyer agrees to indemnify, defend, and hold harmless Company and its partners, managers, officers, directors, Affiliates, employees, attorneys, agents and shareholders (the "Sellers' Indemnitees") against and in respect of any Losses as and when incurred arising out of or based upon (1) any breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement or in any other agreement executed and delivered by Buyer hereunder or in connection herewith; or (2) the conduct of the CATV Business or any other matters relating to the business of Company for the period on and after the Closing Date.

                  16.4 Defense of Claims. No right to indemnification under this
Section 16 shall be available to any of Buyer's Indemnitee or Sellers' Indemnitee (the "Indemnified Party") unless such Indemnified Party shall have given to the party obliged to provide indemnification of such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder promptly after receipt of knowledge by officers or management personnel of the Indemnified Party of the facts upon which such claim is based; provided, however, that the failure of any Indemnified Party to so notify the Indemnitor shall not relieve the Indemnitor from any indemnification liability it may have except to the extent that failure to so notify the Indemnitor materially prejudices the Indemnitor's ability to defend against such claim. Upon receipt by the Indemnitor of the Claim Notice from an Indemnified Party with respect to any claim of a third party, such Indemnitor may assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party, and the Indemnified Party shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and attend all such


                                                          REGISTRATION STATEMENT
                                                                     Page II-305
conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. The Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnitor shall not have promptly employed counsel reasonably satisfactory to such Indemnified Party to take charge of the defense of such action or (ii) such Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to it, or to any other Indemnified Party who has submitted a Claim Notice to the Indemnitor, which are different from or additional to those available to the Indemnitor, in either of which events such fees and expenses shall be borne by the Indemnitor (but in no event shall the Indemnitor be required to pay the fees and expenses of more than one counsel employed by more than one Indemnified Party with respect to any claim) and the Indemnitor shall not have the right to direct the defense of any such action on behalf of the Indemnified Party. The Indemnified Party shall give written notice to the Indemnitor of any proposed settlement of any claim, which settlement the Indemnitor may reject in its reasonable judgment within ten (10) days of receipt of such notice. The Indemnitor shall have the right, in its sole discretion, to settle any claim for monetary damages for which indemnification has been sought and is available hereunder.

                  16.5 Right to Offset. Company and Buyer shall have the option to recoup all or part of its Losses (in lieu of seeking any indemnification therefor to which it is entitled under this Section 16) by notifying the other that it is offsetting the amount of the Note Holdback by the amount of its Losses if the amount of such Losses is determined before such party releases the applicable Note Holdback. The Indemnitee shall notify the Indemnitor of its claim for Losses to be offset against the applicable Note Holdback (including the details forming the basis of such claim) as soon as practically possible after obtaining knowledge of the basis for its claim for Losses to be so offset. If a party disagrees with the asserted claim for Losses to be so offset, the parties shall submit the dispute to arbitration. The amount of such disputed claim shall then continue to be subject to the Note Holdback until the dispute is resolved. At the end of the Note Holdback period the Indemnitee shall release to the Indemnitor the remaining balance of the applicable Note Holdback. An arbitrator named by the accounting firm of Deloitte & Touche, LLP shall resolve any dispute between the parties with respect to the Losses offset against the Note Holdback within thirty (30) days, which determination shall be binding and conclusive; provided, however, that if the nature of the disputed claim is not of the type which would normally be determined by a certified public accountant, the parties shall agree within ten (10) days on another person to serve as the arbitrator, or if the parties cannot so agree, the Indemnitee shall select an arbitrator from the list of arbitrators maintained by the American Arbitration Association and Indemnitor shall select an arbitrator from the list of arbitrators maintained by the American Arbitration Association and the two (2) arbitrators so selected shall select a third arbitrator from the list of arbitrators maintained by the American Arbitration Association and such panel of three (3) arbitrators shall resolve the disputed claim for Losses offset against the Note Holdback within thirty (30) days. Nothing contained in this Section
16.5 shall be


                                                          REGISTRATION STATEMENT
                                                                     Page II-306
deemed to limit a party's obligation to indemnify to the extent that the amount to which an Indemnitee is entitled under Section 16 exceeds the amount of the applicable Note Holdback.

                  16.6 Determination of Indemnified Amounts. The indemnification obligations of the parties under this Section 16 shall be subject to the following:

                           16.6.1  The amount of Losses  required  to be paid by
the Indemnitor to indemnify the Indemnified Party pursuant to this Section 16 as a result of any Loss suffered by the Indemnified Party shall be reduced to the extent the amount of such Loss is actually offset by the receipt by the Indemnified Party of insurance proceeds pursuant to the terms of the insurance policies, if any, covering such Loss or by the receipt of any recovery by the Indemnified Party from a third party with respect to such Loss.

                           16.6.2  The amount of Losses  required  to be paid by
the Indemnitor to indemnify the Indemnified Party pursuant to this Section 16 as a result of any Loss suffered by the Indemnified Party shall be reduced by the amount of any tax benefit actually realized by the Indemnified Party with respect to such Loss, to the extent such benefit actually offsets such Loss, provided that such reduced amount shall be increased by the amount of any taxes payable by such Indemnified Party as a result of the Indemnitor's payment of such Loss.

                           16.6.3  Amounts  payable by the Indemnitor in respect
of any Losses shall be payable by the Indemnitor and shall bear interest at the rate of ten and one-half percent (10.5%) per annum from the date the Loss for which indemnification is sought were incurred by the Indemnified Party until the date of payment of indemnification by the Indemnitor.

Section 17                Termination

                  17.1 Mutual Consent. This Agreement may be terminated by the written consent of Buyer and Company. Upon such termination, no party hereto shall have any further liability to the other, except as provided in Section 17.2.

                  17.2 Default by Company. Buyer shall have the right to terminate this Agreement at or prior to the Closing Date in the event that Company defaults in the performance of any material obligation hereunder or if any representation or warranty of Company is materially false, and Company fails to correct or satisfy such default or falsity within ten (10) days after written notice is given to Company or such longer period as shall be required to correct or satisfy such default or falsity, provided that Company promptly and diligently prosecutes the cure or satisfaction. If such notice is given within ten (10) days of the Closing Date, the Closing shall be delayed for the number of days to permit the cure of the default but in no event more than thirty (30) days. In the event that Company has failed to cure the default within the required period, Buyer shall be


                                                          REGISTRATION STATEMENT
                                                                     Page II-307
entitled to exercise all of its rights in law or in equity by reason of the breach by Company of this Agreement. If Company shall breach or threaten to breach any of the provisions of this Agreement, Buyer, in addition to any other remedies it may have at law or in equity, will be entitled to a restraining order, injunction or other similar remedy in order to specifically enforce the provisions of this Agreement. Company and Buyer specifically acknowledge that money damages alone would be an inadequate remedy for the injuries and damage which would be suffered and incurred by Buyer as a result of a breach by Company of any provisions of this Agreement. In the event that Buyer seeks an injunction hereunder, Company hereby waives any requirement for the posting of a bond or other security. Notwithstanding anything to the contrary contained in this
Section 17.2, Buyer shall have the right to waive any default by Company and require the transactions contemplated by this Agreement to be consummated on the Closing Date.

                  17.3 Default by Buyer. Company shall have the right to terminate this Agreement at or prior to the Closing Date in the event that Buyer defaults in the performance of any material obligation hereunder or if any representation or warranty of Buyer is materially false, and Buyer fails to correct or satisfy such default or falsity within ten (10) days after written notice is given to Buyer or such longer period as shall be required to correct or satisfy such default or falsity, provided that Buyer promptly and diligently prosecute the cure or satisfaction. If such notice is given within ten (10) days of the Closing Date, the Closing shall be delayed for the number of days to permit the cure of the default but in no event more than thirty (30) days. In the event Buyer has failed to cure the default within the required period, Company shall be entitled to exercise all of its rights in law by reason of Buyer's breach of this Agreement. If Buyer shall breach or threaten to breach the provisions of Section 18.17 of this Agreement, Company, in addition to any other remedies it may have at law, will be entitled to a restraining order, injunction or other similar equitable remedy in order to specifically enforce such provision of this Agreement. Company and Buyer specifically acknowledge that money damages alone would be an inadequate remedy for the injuries and damage which would be suffered and incurred by Company as a result of a breach by Buyer of the provisions of Section 18.17 of this Agreement. If Company seeks an injunction hereunder, Buyer hereby waives any requirement for the posting of a bond or other security. Notwithstanding anything to the contrary contained in this Section 17.3, Company shall have the right to waive any default by Buyer and require the transactions contemplated by this Agreement to be consummated on the Closing Date.

Section 18                Miscellaneous

                  18.1 Expenses. Except as otherwise expressly provided in this Agreement, Company will bear its own expenses, and Buyer will bear its own expenses incident to the negotiation, preparation and consummation of this Agreement and all other agreements executed and delivered by it hereunder or in connection herewith, including all fees and expenses of its or their respective counsel and accountants,


                                                          REGISTRATION STATEMENT
                                                                     Page II-308
whether or not the transactions contemplated hereby or thereby are consummated. Buyer will pay the fees necessary in connection with the transfer of the APUC licenses and any FCC fees necessary in connection with any approvals which are required to be obtained by Buyer and the Company will pay the FCC filing fees and the transfer of the IB business radio licenses. The filing fees for any filing mandated by the Hart-Scott-Rodino Antitrust Improvement Act of 1976 shall be borne equally by Company and Buyer.

                  18.2 Modification. This Agreement (including the Exhibits and Schedules hereto) sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party hereto.

                  18.3 Attorneys' Fees. In the event of any action or suit based upon or arising out of any alleged breach by any party of any representation, warranty, covenant or agreement contained in this Agreement, the prevailing party will be entitled to recover reasonable attorneys' fees and other costs of such action or suit from the other party.

                  18.4 Right to Specific Performance. Company and Buyer acknowledge that the unique nature of the Assets to be purchased by Buyer and the convertible Notes to be received by the Company pursuant to this Agreement renders money damages an inadequate remedy for the breach by Company and/or Buyer of their obligations under this Agreement, and Company and Buyer agree that in the event of such breach, Buyer and/or Company will upon proper action instituted by it, be entitled to a decree of specific performance of this Agreement.

                  18.5 Notice. Any notice given pursuant to this Agreement to any party hereto shall be deemed to have been duly given five (5) business days after being mailed by registered or certified mail, return receipt requested, or when received if hand delivered, delivered via overnight messenger service or by facsimile as follows:

                  If to Company:                 Alaska Cablevision, Inc.
                                                 135 Lake  Street  South,  Suite
                                                 265
                                                 Kirkland, WA 98033
                                                 Attention: Sam Evans
                                                 Facsimile No.: (206) 828-0226

                                                 with a copy to:

                                                 Foster Pepper & Shefelman
                                                 1111 Third Avenue, Suite 3400
                                                 Seattle, Washington 98101
                                                 Attention:  Robert Diercks
                                                 Facsimile No.:  (206) 447-9700


                                                          REGISTRATION STATEMENT
                                                                     Page II-309

                  If to Buyer:                   General Communication, Inc.
                                                 2550 Denali Street
                                                 Suite 1000
                                                 Anchorage, Alaska 99503
                                                 Attention:  John M. Lowber, CFO
                                                             and Senior Vice
                                                             President
                                                 Facsimile No.:  (907) 265-5676

or at such other address as either party shall from time to time designate by written notice, in the manner provided herein, to the other party hereto. All references to days in this Agreement shall be deemed to refer to calendar days unless otherwise specified.

                  18.6 Waiver. Any waiver must be in writing, and any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                  18.7 Binding Effect; Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of Company and Buyer and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by any party without the prior written consent of the others, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained herein, Buyer may, without Company's consent, assign its rights under this Agreement to any Affiliate of Buyer.

                  18.8 No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

                  18.9 Rights Cumulative. All rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

                  18.10 Further Actions. Company and Buyer will execute and deliver to the other, from time to time at or after the Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.


                                                          REGISTRATION STATEMENT
                                                                     Page II-310

                  18.11 Severability. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect at the option of the party for whose benefit such provision was made.

                  18.12 Captions. The Article and Section titles used in this Agreement are inserted as a matter of convenience and for reference only and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of the provisions hereof.

                  18.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  18.14 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Alaska without giving effect to conflict of laws.

                  18.15 Incorporation by Reference. The Exhibits and Schedules attached hereto are an integral part of this Agreement and are incorporated herein by reference.

                  18.16 Construction. This Agreement has been negotiated by Buyer and Company and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

                  18.17 Confidentiality. The parties will hold and cause their officers, directors, employees, attorneys, investors, accountants, representatives, agents, consultants, and advisors to hold in strict confidence the provisions of this Agreement as well as all information (other than such information as may be publicly available) furnished in connection with the transactions contemplated by this Agreement, except as otherwise required by law, and except as to disclosure to the parties' agents, advisors and financial institutions. Neither party shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Company acknowledges that Buyer shall issue press releases regarding the general terms and conditions of the transactions contemplated hereby, as required by the securities disclosure laws, rules and regulations. Buyer shall have no obligation to obtain Company's consent for such press releases, but shall provide Company with copies thereof and give reasonable consideration to Company's suggestions thereon.


                                                          REGISTRATION STATEMENT
                                                                     Page II-311

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                                     ALASKA CABLEVISION, INC.


                                                     By: /s/
                                                     Name:
                                                     Title:

                                                     GENERAL COMMUNICATION, INC.


                                                     By /s/
                                                     John M. Lowber, Senior Vice
                                                     President



                                                          REGISTRATION STATEMENT
                                                                     Page II-312

                                    EXHIBIT A
                          REGISTRATION RIGHTS AGREEMENT

                  This Registration Rights Agreement ("Agreement"),  dated as of
this       day of       ,  1996,  is between  General  Communication,  Inc.,  an
Alaska corporation ("GCI"), and the respective owners of all of the capital stock of Alaska Cablevision, Inc. ("ACI"), who currently own shares of common stock of GCI as described below (such holders collectively referred to herein as "Sellers").

                                    RECITALS

                  A.  Pursuant to an Asset  Purchase  Agreement  dated as of May
   , 1996, between GCI and ACI (the "Purchase Agreement"), ACI has acquired in aggregate Ten Million and no/100 Dollars ($10,000,000) of GCI's subordinated notes ("Notes"), which are convertible into shares of GCI's voting Class A common stock, no par value ("GCI Stock"). GCI understands that ACI intends to distribute the Notes to Sellers who may then exercise the right to convert the Notes to GCI Stock. The distribution of such shares of GCI Stock will not be registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, however any Seller may require registration of such shares in order to sell all of such shares. All such shares of GCI Stock which Sellers may obtain following the conversion of all or any of the Notes and any securities issued in exchange for or in respect of such stock, whether pursuant to a stock dividend, stock split, stock reclassification or otherwise are collectively referred to in this Agreement as the "Registrable Shares."

                  B. GCI desires to grant registration rights to Sellers, and any successor affiliates permitted under Section 7(c) hereof of Sellers, as the holders of all or any portion of the Registrable Shares. Sellers and such permitted successors and assigns are referred to in this Agreement as the "Holders" or, individually as a "Holder."

                                    AGREEMENT

                  In consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

                  1.       Demand Registration.

                           (a)  GCI  hereby   covenants   and  agrees  that  the
distribution to Holders of the Notes and their subsequent conversion, if any, into Registrable Shares, all pursuant to the terms set forth in that Asset Purchase Agreement ("APA") dated May , 1996 shall not be registered under the Securities Act of 1933, as amended, effective with such distribution. However, to the extent that subsequent resales or distributions by Holders are required to be registered, GCI shall provide one (1) Registration per year to Holders upon demand, for the ten (10) year period commencing on the Final Closing


                                                          REGISTRATION STATEMENT
                                                                     Page II-313

Date. Holders hereby covenant and agree not to sell any Registrable Shares during a one hundred and eighty (180) day stand still period following the Closing Date (as defined in the Purchase Agreement), provided that a request for registration pursuant to (b) below may be made during such period in order to begin the registration process during such period. Any and all remaining Registrable Shares may be sold following the stand still period. If further required to permit resales of the Registrable Shares by Holders, Holders shall at any time and from time to time, have the right to require registration under the Securities Act of 1933, as amended ("Securities Act"), of all or any portion of the Registrable Shares on the terms and subject to the conditions set forth in this Agreement.

                           (b) Upon receipt by GCI of a Holder's written request
for registration, GCI shall (i) promptly notify each other Holder in writing of its receipt of such initial written request for registration, and (ii) as soon as is practicable, but in no event more than sixty (60) days after receipt of such written request, file with the Securities and Exchange Commission ("Commission"), and use its best efforts to cause to become effective, a registration statement under the Securities Act ("Registration Statement") which shall cover the Registrable Shares specified in the initial written request and any other written request from any other Holder received by GCI within twenty
(20) days of GCI giving the notice specified in clause (i) hereof.

                           (c)  If  so  requested   by  any  Holder   requesting
participation in a public offering or distribution of Registrable Shares pursuant to this Section 1 or Section 2 of this Agreement ("Selling Holder"), the Registration Statement shall provide for delayed or continuous offering of the Registrable Shares pursuant to Rule 415 promulgated under the Securities Act or any similar rule then in effect ("Shelf Offering"). If so requested by a majority in number of shares to be sold by the Selling Holders, the public offering or distribution of Registrable Shares under this Agreement shall be pursuant to a firm commitment underwriting, the managing underwriter of which shall be an investment banking firm selected and engaged by the Selling Holders and approved by GCI, which approval shall not be unreasonably withheld. GCI shall enter into the same underwriting agreement as shall the Selling Holders, containing representations, warranties and agreements not substantially different from those customarily made by an issuer in underwriting agreements with respect to secondary distributions. GCI, as a condition to fulfilling its obligations under this Agreement, may require the underwriters to enter into an agreement in customary form indemnifying GCI against any Losses (as defined in Section 6) that arise out of or are based upon an untrue statement or an alleged untrue statement or omission or alleged omission in the Disclosure Documents (as defined in Section 6) made in reliance upon and in conformity with written information furnished to GCI by the underwriters specifically for use in the preparation thereof.

                           (d)  Each   Selling   Holder   may,   before  such  a
Registration Statement becomes effective, withdraw its Registrable Shares from sale, should the terms of sale not be reasonably satisfactory to such Selling Holder; if all Selling Holders


                                                          REGISTRATION STATEMENT
                                                                     Page II-314
who are participating in such registration so withdraw, however, such registration shall be deemed to have occurred for the purposes of Section 4 of this Agreement, unless such Selling Holders pay (pro rata, in proportion to the number of Registrable Shares requested to be included) within twenty (20) days after any such withdrawal, all of GCI's out-of-pocket expenses incurred in connection with such registration.

                           (e) Notwithstanding  the foregoing,  GCI shall not be
obligated to effect a registration pursuant to this Section 1 during the period starting with the date thirty (30) days prior to GCI's estimated date of filing of, and ending on a date four (4) months following the effective date of, a registration statement pertaining to an underwritten public offering of equity securities for GCI's account, provided that (i) GCI is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that GCI's estimate of the date of filing on such registration statement is made in good faith, and (ii) GCI shall furnish to the Holders a certificate signed by GCI's President stating that in the Board of Directors' good-faith judgment, it would be seriously detrimental to GCI or its shareholders for a Registration Statement to be filed in the near future; and in such event, GCI's obligations to file a Registration Statement shall be deferred for a period not to exceed six (6) months.

                  2. Incidental Registration. Each time that GCI proposes to register any of its equity securities under the Securities Act (other than a registration effected solely to implement an employee benefit or stock option plan or to sell shares obtained under an employee benefit or stock option plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable), GCI will give written notice to the Holders of its intention to do so. Each of the Selling Holders may give GCI a written request to register all or some of its Registrable Shares in the registration described in GCI's written notice as set forth in the foregoing sentence, provided that such written request is given within twenty (20) days after receipt of any such GCI notice. Such request will state (i) the amount of Registrable Shares to be disposed of and the intended method of disposition of such Registrable Shares, and (ii) any other information GCI reasonably requests to properly effect the registration of such Registrable Shares. Upon receipt of such request, GCI will use its best efforts promptly to cause all such Registrable Shares intended to be disposed of to be registered under the Securities Act so as to permit their sale or other disposition (in accordance with the intended methods set forth in the request for registration), unless the sale is a firmly underwritten public offering and GCI determines reasonably and in good faith in writing that the inclusion of such securities would adversely affect the offering or materially increase the offering's costs. In which case such securities and all other securities to be registered, other than those to be offered for GCI's account, shall be excluded to the extent GCI determines. The number of secondary shares included in such registration shall be shared pro rata by all security holders based upon the amount of GCI's securities requested by such security holders to be sold thereunder. GCI's obligations under this
Section 2 shall apply to a registration to be effected for securities to be sold for GCI's account as well as a registration statement which includes securities to be


                                                          REGISTRATION STATEMENT
                                                                     Page II-315
offered for the account of other holders of GCI equity securities; however, the registration rights granted pursuant to the provisions of this Section 2 are subject to the registration rights granted by GCI pursuant to (a) the Registration Rights Agreement dated as of January 18, 1991, between GCI and WestMarc Communications, Inc.; (b) the Registration Rights Agreements dated as
of  March  31,  1993,  and                  ,  1996,  both  between  GCI and MCI
Telecommunications  Corporation;  (c) the Registration Rights Agreement dated as
of                       ,  1996,  between  GCI and the owner of  Alaskan  Cable
Network,   Inc.;  and  (d)  the  Registration   Rights  Agreement  dated  as  of
                 , 1996, between GCI and the owners of Prime Cable of Alaska, L.P.

                  In connection with a registration to be effected pursuant to this Section 2, the Selling Holders shall enter into the same underwriting agreement as shall GCI and the other selling security holders, if any, provided that such underwriting agreement contains representations, warranties and agreements on the part of the Selling Holders that are not substantially different from those customarily made by selling security holders in underwriting agreements with respect to secondary distributions.

                  If, at any time after giving notice of GCI's intention to register any of its securities under this Section 2 and prior to the effective date of the registration statement filed in connection with such registration, GCI shall determine for any reason not to register such securities, GCI may, at its election, give notice of such determination to Holders and thereupon will be relieved of its obligation to register the Registrable Shares in connection with such registration.

                  3. Expenses of Registration. GCI shall pay all costs and expenses incurred in connection with the registration of the Registrable Shares, except that each Selling Holder shall pay all fees and disbursements of such Selling Holder's own attorneys and accountants, and all transfer taxes and brokerage and underwriters' discounts and commissions attributable to the Registrable Shares being offered and sold by such Selling Holder.

                  4. Limitations on Registration Rights. Notwithstanding the provisions of Section 1 of this Agreement, GCI shall not be required to effect any registration under that Section if (i) the request(s) for registration cover an aggregate number of Registrable Shares of less than 150,000 shares, (ii) GCI has previously filed ten (10) registration statements under the Securities Act pursuant to Section 1, (iii) GCI, in order to comply with such request, would be required to (A) undergo a special interim audit or (B) prepare and file with the Commission, sooner than would otherwise be required, pro forma or other financial statements relating to any proposed transaction, or (iv) if a registration is not required in order to permit resale by Holders. The first demand registration under this Agreement may be requested only by the Holders of a minimum of ten percent (10%) of the Registrable Shares.


                                                          REGISTRATION STATEMENT
                                                                     Page II-316

                  5.       Obligations with Respect to Registration.

                           (a)  If  and   whenever   GCI  is  obligated  by  the
provisions of this Agreement to effect the registration of any Registrable Shares under the Securities Act, GCI shall promptly:

                                       (i) Prepare and file with the  Commission
any amendments and supplements to the Registration Statement and to the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act and the rules and regulations promulgated thereunder with respect to the disposition of all Registrable Shares covered by the Registration Statement for the period required to effect the distribution of such Registrable Shares. However, in no event shall GCI be required to do so (i) in the case of a Registration Statement filed pursuant to Section 1, for a period of more than thirty-six (36) months following the effective date of the Registration Statement and (ii) in the case of a Registration Statement filed pursuant to
Section 2, for a period exceeding the greater of (A) the period required to effect the distribution of securities for GCI's account and (B) the period during which GCI is required to keep such Registration Statement in effect for the benefit of selling security holders other than the Selling Holders;

                                       (ii) Notify the Selling Holders and their
underwriter, and confirm such advice in writing, (A) when a Registration Statement becomes effective, (B) when any post-effective amendment to a Registration Statement becomes effective, and (C) of any request by the Commission for additional information or for any amendment of or supplement to a Registration Statement or any prospectus relating thereto;

                                       (iii)   Furnish,   at  Selling   Holders'
expense, to the Selling Holders such number of copies of a preliminary, final, supplemental or amended prospectus, in conformity with the requirements of the Securities Act and the rules and regulations promulgated thereunder, as may reasonably be required in order to facilitate the disposition of the Registrable Shares covered by a Registration Statement, but only while GCI is required under the provisions hereof to cause a Registration Statement to remain effective; and

                                       (iv) Register or qualify at GCI's expense
the Registrable Shares covered by a Registration Statement under such other securities or blue sky laws of such jurisdictions in the United States as the Selling Holders shall reasonably request, and do any and all other acts and things which may be necessary to enable each Selling Holder whose Registrable Shares are covered by such Registration Statement to consummate the disposition in such jurisdictions of such Registrable Shares. Provided, however, that GCI shall in no event be required to qualify to do business as a foreign corporation or as a dealer in any jurisdiction where it is not so qualified, to amend its articles of incorporation or to change the composition of its assets at the time to conform


                                                          REGISTRATION STATEMENT
                                                                     Page II-317
with the securities or blue sky laws of such jurisdiction, to take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the Registrable Shares covered by the Registration Statement or to subject itself to taxation in any jurisdiction where it has not therefore done so.

                           (b)  GCI's  obligations  under  this  Agreement  with
respect to the Selling Holder shall be conditioned upon the Selling Holder's compliance with the following:

                                       (i) Such Selling  Holder shall  cooperate
with GCI in connection with the preparation of the Registration Statement, and for so long as GCI is obligated to file and keep effective the Registration Statement, shall provide to GCI, in writing, for use in the Registration Statement, all such information regarding the Selling Holder and its plan of distribution of the Registrable Shares as may be necessary to enable GCI to prepare the Registration Statement and prospectus covering the Registrable Shares, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith;

                                       (ii)  During  such  time  as the  Selling
Holder may be engaged in a distribution of the Registration Shares, such Selling Holder shall comply with Rules 10b-2, 10b-6 and 10b-7 promulgated under the Exchange Act and pursuant thereto it shall, among other things: (A) not engage in any stabilization activity in connection with GCI's securities in contravention of such rules; (B) distribute the Registrable Shares solely in the manner described in the Registration Statement; (C) cause to be furnished to each broker through whom the Registrable Shares may be offered, or to the offeree if an offer is not made through a broker, such copies of the prospectus covering the Registrable Shares and any amendment or supplement thereto and documents incorporated by reference therein as may be required by law; and (D) not bid for or purchase any GCI securities or attempt to induce any person to purchase any GCI securities other than as permitted under the Exchange Act; and

                                       (iii)  If  the   Registration   Statement
provides for a Shelf Offering, then at least ten (10) business days prior to any distribution of the Registrable Shares, any Selling Holder who is an "affiliated purchaser" (as defined in Rule 10b-6 promulgated under the Exchange Act) of GCI shall advise GCI in writing of the date on which the distribution by such Selling Holder will commence, the number of the Registrable Shares to be sold and the manner of sale. Such Selling Holder also shall inform GCI when each distribution of such Registrable Shares is over.

                           (c) Notwithstanding  anything to the contrary in this
Agreement, if at any time after the filing of a Registration Statement or after it is declared effective by the Commission, GCI determines, in its reasonable business judgment, that such registration and the offering of Registrable Shares covered by such registration could materially interfere with or otherwise materially adversely affect any financing,


                                                          REGISTRATION STATEMENT
                                                                     Page II-318
acquisition, corporate reorganization or other material transaction or development involving GCI or any of its Affiliates or require GCI to disclose matters that otherwise would not be required to be disclosed at such time, then GCI may require the suspension by Sellers of the Distribution of any Registrable Shares for a reasonable period of time, but not in excess of fifteen (15) consecutive Business Days (a "Blackout Period"), by giving notice to Sellers. Any such notice need not specify the reasons for such suspension if GCI determines, in its reasonable business judgment, that doing so would materially interfere with or materially adversely affect such transaction or development or would result in the disclosure of material nonpublic information. In the event that such notice is given, then until GCI has determined, in its reasonable business judgment, that such registration and distribution would no longer materially interfere with the matters disclosed in the preceding sentence and has given notice thereof to Sellers, GCI's obligations under Sections 1 and 2 will be suspended. No more than four (4) Blackout Periods may occur, and the number of days included in all Blackout Periods may not exceed forty-five (45) Business Days, in any period of twelve (12) consecutive calendar months. In the event of a suspension pursuant to this Section, then upon notice from GCI that such suspension is no longer in effect, Sellers may recommence distribution of Registrable Shares. GCI will give notice to Sellers of the commencement and the termination of any Blackout Period. Each Blackout Period will begin and end when the applicable notice is given (unless it earlier terminates pursuant to the terms hereof). The time period mentioned in Section 5(i) will be extended by the number of days included in all Blackout Periods during which the distribution by Sellers under an applicable Registration Statement has been suspended.

                  6.       Indemnification.

                           (a) By GCI.  In the event of any  registration  under
the Securities Act of any Registrable Shares pursuant to this Agreement, GCI shall indemnify and hold harmless any Selling Holder, any underwriter of such Selling Holder, each officer, director, employee or agent of such Selling
Holder, and each other person, if any, who controls such Selling Holder or underwriter within the meaning of Section 15 of the Securities Act, against any losses, costs, claims, damages or liabilities, joint or several (or actions in respect thereof) ("Losses"), incurred by or to which each such indemnified party may become subject, under the Securities Act or otherwise, but only to the extent such Losses arise out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such Registrable Shares were registered under the Securities Act, in any preliminary prospectus (if used prior to the effective date of such Registration Statement) or in any final prospectus or in any post effective amendment or supplement thereto (if used during the period GCI is required to keep the Registration Statement effective) ("Disclosure Documents"), (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading or (iii) any violation of any federal or state securities laws or rules or regulations thereunder committed by GCI in connection with the performance of its obligations under this Agreement. GCI will reimburse each such indemnified party for all legal or other expenses reasonably incurred by such party in connection with investigating or defending any such claims, including, subject to such indemnified party's compliance with the provisions of the last sentence of subsection (c) of this Section 6, any amounts paid in settlement of any litigation, commenced or threatened, so long as GCI's counsel agrees with the reasonableness of such settlement Provided, however, that GCI shall not be liable to an indemnified party in any such case to the extent that any such Losses arise out of or are based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission (x) made in any such Disclosure Documents in reliance upon and in conformity with written information furnished to GCI by or on behalf of such indemnified party specifically for use in the preparation thereof, (y) made in any preliminary or summary prospectus if a copy of the final prospectus was not delivered to the person alleging any loss, claim, damage or liability for which Losses arise at or prior to the written confirmation of the sale of such Registrable Shares to such person and the untrue statement or omission concerned had been corrected in such final prospectus or (z) made in any prospectus used by such indemnified party if a court of competent jurisdiction finally determines that at the time of such use such indemnified party had actual knowledge of such untrue statement or omission or (ii) the delivery by an indemnified party of any prospectus after such time as GCI has advised such indemnified party in writing that the filing of a post-effective amendment or supplement thereto is required, except the prospectus as so amended or supplemented, or the delivery of any prospectus after such time as GCI's obligation to keep the same current and effective has expired.

                           (b) By the  Selling  Holders.  In  the  event  of any
registration under the Securities Act of any Registrable Shares pursuant to this Agreement, each Selling Holder shall, and shall cause any underwriter retained by it who participates in the offering to agree to, indemnify and hold harmless GCI, each of its directors, each of its officers who have signed the Registration Statement and each other person, if any, who controls GCI within the meaning of Section 15 of the Securities Act, against any Losses, joint or several, incurred by or to which such indemnified party may become subject, under the Securities Act or otherwise, but only to the extent such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any of the Disclosure Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, if the statement or omission was in reliance upon and in conformity with written information furnished to GCI by such indemnifying party specifically for use in the preparation thereof, (ii) the delivery by such indemnifying party of any prospectus after such time as GCI has advised such indemnifying party in writing that the filing of a post-effective amendment or supplement thereto is required, except the prospectus as so amended or supplemented, or after such time as the obligation of GCI to keep the Registration Statement effective and current has expired or (iii) any violation by such


                                                          REGISTRATION STATEMENT
                                                                     Page II-320
indemnifying party of its obligations under Section 5(b) of this Agreement or any information given or representation made by such indemnifying party in connection with the sale of the Selling Holder's Registrable Shares which is not contained in and not in conformity with the prospectus (as amended or supplemented at the time of the giving of such information or making of such representation). Each Selling Holder shall, and shall cause any underwriter retained by it who participates in the offering to agree to, reimburse each such indemnified party for all legal or other expenses reasonably incurred by such party in connection with investigating or defending any such claim, including, subject to such indemnified party's compliance with the provisions of the last sentence of subsection (c) of this Section 6, any amounts paid in settlement of any litigation, commenced or threatened.

                           (c) Third Party Claims. Promptly after the receipt by
any party hereto of notice of any claim, action, suit or proceeding by any person who is not a party to this Agreement (collectively, an "Action") which is subject to indemnification hereunder, such party ("Indemnified Party") shall give reasonable written notice to the party from whom indemnification is claimed ("Indemnifying Party"). The Indemnifying Party shall be entitled, at the Indemnifying Party's sole expense and liability, to exercise full control of the defense, compromise or settlement of any such Action unless the Indemnifying Party, within a reasonable time after the giving of such notice by the Indemnified Party, shall (i) admit in writing to the Indemnified Party, the Indemnifying Party's liability to the Indemnified Party for such Action under the terms of this Section 6, (ii) notify the Indemnified Party in writing of the Indemnifying Party's intention to assume the defense thereof and (iii) retain legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Action. The Indemnified Party and the Indemnifying Party shall cooperate with the party assuming the defense, compromise or settlement of any such Action in accordance herewith in any manner that such party reasonably may request. If the Indemnifying Party so assumes the defense of any such Action, the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof. The fees and expenses of such separate counsel shall be the Indemnified Party's sole expense, unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) any relief other than the payment of money damages is sought against the Indemnified Party or (iii) the Indemnified Party shall have been advised by its counsel that there may be one or more legal defenses available to it which is different from or additional to those available to the Indemnifying Party, and in any such case the fees and expenses of such separate counsel shall be borne by the Indemnifying Party. No Indemnifying Party shall settle or compromise any such Action in which any relief other than the payment of money damages is sought against any Indemnified Party unless the Indemnified Party consents in writing to such compromise or settlement, which consent shall not be unreasonably withheld. No Indemnified Party shall settle or compromise any such Action for which it is entitled to indemnification hereunder without the Indemnifying Party's prior written consent, unless the Indemnifying Party shall have failed, after reasonable notice thereof, to undertake control of such Action in the manner provided above in this Section 6.



                                                          REGISTRATION STATEMENT
                                                                     Page II-321

                           (d) Contribution. If the indemnification provided for
in subsections (a) or (b) of this Section 6 is unavailable to or insufficient to hold the indemnified party harmless under subsections (a) or (b) above in respect of any Losses referred to therein for any reason other than as specified therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or omitted to be supplied by) GCI or the Selling Holder (or underwriter) and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the Losses referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  7.       Miscellaneous.

                           (a) Notices. All notices, requests,  demands, waivers
and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by facsimile, as follows:

                                       (i)           if to GCI at:

                                                     General Communication, Inc.
                                                     2550 Denali  Street,  Suite
                                                     1000
                                                     Anchorage, Alaska 99503
                                                     ATTN:    Chief    Financial
                                                     Officer
                                                     Facsimile: (907) 265-5676

                                       (ii)          if to Sellers, at:

                                                     Alaska Cablevision, Inc.
                                                     135  Lake   Street   South,
                                                     Suite 265
                                                     Kirkland, WA 98033
                                                     ATTN: Sam Evans
                                                     Facsimile: (206) 828-0226


                                                          REGISTRATION STATEMENT
                                                                     Page II-322
                                                     with a copy to:

                                                     Foster, Pepper & Shefelman
                                                     1111  Third  Avenue,  Suite
                                                     3400
                                                     Seattle, WA 98101
                                                     ATTN: Robert J. Diercks
                                                     Facsimile: (206) 447-9700

                                       (iii)         if  to  any  Holders  other
                                                     than   Sellers,    at   the
                                                     address   provided  to  GCI
                                                     (and if none  provided,  to
                                                     Sellers    at   the   above
                                                     address)

or to such other person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof, except that any notice of a change of address shall be effective only upon actual receipt thereof.

                           (b) Entire Agreement.  This Agreement constitutes the
entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

                           (c) Assignment;  Binding Effect; Benefit. Sellers may
assign any of their rights under this Agreement in whole or in part to any of their affiliates to which Sellers transfer any of the Registrable Shares, without GCI's prior written consent (which shall include spouses, children, heirs, beneficiaries, personal representatives and successors by operation of law, assignees or transferees who receive a transfer by gift, by testamentary or charitable trust, by any transfer among the Sellers, or by any transfer pursuant to a pledge, encumbrance or hypothecation). Except for such permitted transfers,
(i) no party may assign its rights under this Agreement without the prior written consent of GCI and (ii) this Agreement will be binding on and inure to the benefit of, the parties and their respective successors and assigns. Nothing in this Agreement, expressed or implied is intended to confer on any person other than the parties hereto or their respective successors and assigns (including, in the case of Sellers, any successor or assign of Sellers as the holder of Registrable Shares), any rights, remedies, obligations or liabilities under or by reason of this Agreement, other than rights conferred upon indemnified persons under Section 6.

                           (d) Amendment and Modification. This Agreement may be
amended or modified only by an instrument in writing signed by or on behalf of each party and any other person then a Holder. Any term or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof.


                                                          REGISTRATION STATEMENT
                                                                     Page II-323

                           (e) Section Headings.  The section headings contained
in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                           (f)  Counterparts.  This Agreement may be executed in
counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

                           (g)  Applicable  Law.  This  Agreement  and the legal
relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Alaska, without regard to the conflict of laws and rules thereof.

                  IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    GENERAL COMMUNICATION, INC.


                                    By
                                    John M. Lowber, Senior Vice President

                                    SELLERS:


                                    --------------------------------------

                                    By:
                                    Name:
                                    Its:


                                    --------------------------------------

                                    By:
                                    Name:
                                    Its:


                                    --------------------------------------

                                    By:
                                    Name:
                                    Its:


                                                          REGISTRATION STATEMENT
                                                                     Page II-324

                                    EXHIBIT B
                                  BILL OF SALE


                  Pursuant to the terms of that certain Asset Purchase Agreement, by and between GENERAL COMMUNICATION, INC., and ALASKA CABLEVISION, INC., dated May , 1996, ALASKA CABLEVISION, INC., hereby sells, transfers and conveys title to the fixtures and equipment and other personal property listed on the attached Schedules numbered through , free and clear of all liens and encumbrances except those listed thereon, to GENERAL COMMUNICATION, INC.
                  Dated                                      , 1996.
                                    ALASKA CABLEVISION, INC.



                                    By:

                                    Name:

                                    Title:


                                                          REGISTRATION STATEMENT
                                                                     Page II-325

                                    EXHIBIT C
                       ASSIGNMENT AND ASSUMPTION AGREEMENT


                           THIS ASSIGNMENT  ("Assignment")  is made effective as
of               ,  1996, by and between  ALASKA  CABLEVISION,  INC., a Delaware corporation, 135 Lake Street South, Kirkland, Washington 98033 ("Assignor") and GENERAL COMMUNICATION, INC., an Alaska corporation, 2550 Denali Street, Suite 1000, Anchorage, Alaska 99503 ("Assignee").

                                 R E C I T A L S

                  A. Assignor is a party to that certain contract by and between
Assignor, and                    ("Contracting Party"), effective as of        ,
19 ("Contract"), a true and complete copy of which is attached hereto as Exhibit A and incorporated herein.

                  B. Pursuant to Section      of the Contract,  Assignor has the
right at any time to assign the contract upon the written approval of Contracting Party.

                  C. Assignor and Assignee have entered into an Asset Purchase Agreement dated May , 1996 (the "Asset Purchase Agreement"), whereby Assignee is purchasing all of the assets of Assignor except those expressly excluded in the Asset Purchase Agreement.

                  D. Pursuant to the Asset Purchase Agreement, Assignor has agreed to assign and Assignee has agreed to assume all of Assignor's right, title and interest in and obligations under the Contract.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

                  1. Assignment and Assumption. Subject to the required approval of Contracting Party as provided in Section 2 below, Assignor hereby assigns and transfers to Assignee all of Assignor's right, title and interest in the Contract, and Assignee hereby accepts the assignment and assumes and agrees to perform, and fully comply with, from the effective date of this Assignment, as a direct obligation to the Contracting Party, all of the duties, obligations, payments, covenants, terms and conditions of or applicable under the Contract. Assignee further undertakes to defend, indemnify and hold Assignor harmless from, and against any liability arising under the Contract, from and after the date of approval of this Assignment.


                                                          REGISTRATION STATEMENT
                                                                     Page II-326

                  2. Approval by Contracting Party. Assignor agrees to act promptly and in good faith to obtain the written approval of this Assignment by the Contracting Party as required by Section of the Contract.

                  3. Assignor's Warranty. Except as otherwise provided in the Asset Purchase Agreement, Assignor hereby warrants that as of the effective date of this Assignment the Contract is in good standing, with no claims, lawsuits, liens, or defaults; and with all required monies, fees, and other payments having been timely made, and that Assignor and Contracting Party are in substantial compliance with all Contract terms.

                  4. Successors. This Assignment shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

                  5. Governing Law. This Assignment shall be governed by the laws of the State of Alaska. Venue for any action hereunder shall be in Anchorage, Alaska.

                  IN WITNESS WHEREOF, the parties hereto have executed this Assignment on the date first written below.

                                    ASSIGNOR:

                                    ALASKA CABLEVISION, INC.


                                    By:
                                    Name:
                                    Its:


                                    ASSIGNEE:

                                    GENERAL COMMUNICATION, INC.



                                    By:
                                    Name:
                                    Its:


                                                          REGISTRATION STATEMENT
                                                                     Page II-327

                        CONSENT TO ASSIGNMENT AND RELEASE

                  The Contracting Party hereby acknowledges and consents to the above Assignment and agrees to render to Assignee the performance formerly due the Assignor under the terms of the Contract. The Contracting Party hereby releases Assignor from all obligations of the Contract from and after the date hereof and from the date hereof agrees to look solely to Assignee for the performance of the obligations under the Contract.



                                    -----------------------------------

                                    By:
                                    Name:
                                    Its:



                                                          REGISTRATION STATEMENT
                                                                     Page II-328

                                    EXHIBIT D
                               ASSIGNMENT OF LEASE



                  THIS ASSIGNMENT OF LEASE  ("Assignment")  is made effective as
of               ,  1996, by and between  ALASKA  CABLEVISION,  INC., a Delaware corporation, 135 Lake Street South, Kirkland, Washington 98033 ("Assignor"), and GENERAL COMMUNICATION, INC., an Alaska corporation, 2550 Denali Street, Suite 1000, Anchorage, Alaska 99503 ("Assignee").

                                 R E C I T A L S

                  A.  Assignor  is the lessee  under that  certain  Lease by and
between Assignor and                   ("Lessor"), dated effective as of       ,
19 , ("Lease"), a true and complete copy of which is attached hereto as Exhibit A and incorporated herein; and which Lease is made of record by a
Memorandum of Lease dated      , 19  , and recorded in  the            Recording
District  on            , 19   , in Book      , at Page    , a true and complete
copy of which memorandum is attached hereto as Exhibit B and incorporated herein.

                  B.  Pursuant to Section       of the Lease,  Assignor  has the
right at any time to assign the Lease upon the written approval of Lessor.

                  C. Assignor and Assignee have entered into an Asset Purchase Agreement dated May , 1996 (the "Asset Purchase Agreement"), whereby Assignee is purchasing all of the assets of Assignor except those expressly excluded in the Asset Purchase Agreement.

                  D. Pursuant to the Asset Purchase Agreement, Assignor has agreed to assign and Assignee has agreed to assume all of Assignor's right, title and interest in and obligations under the Lease.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

                  1. Assignment and Assumption. Subject to the required approval of Lessor as provided in Section 2 below, Assignor hereby assigns, conveys and transfers to Assignee all of Assignor's right, title and interest in the Lease, and Assignee hereby accepts the assignment and assumes and agrees to perform, and fully comply with, from the effective date of this Assignment, as a direct obligation to the Lessor under the Lease, all of the duties, obligations, payments, covenants, terms and conditions of or applicable under the Lease. Assignee further undertakes to defend, indemnify and hold


                                                          REGISTRATION STATEMENT
                                                                     Page II-329

Assignor harmless from, and against any liability arising from and after the date of the approval of the Assignment.

                  2. Approval
 by Lessor.  Assignor agrees to act promptly and in
good faith to obtain the written  approval of this  Assignment  by the Lessee as
required by Section     of the Lease.

                  3. Assignor's Warranty. Except as otherwise provided in the Asset Purchase Agreement, Assignor hereby warrants that as of the effective date of this Assignment the Lease is in good standing, with no claims, lawsuits, liens, or defaults; and with all required rents, fees, and other payments having been timely made, and that Assignor and Lessor are in substantial compliance with all Lease terms.

                  4. Successors. This Assignment shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

                  5. Recording. The parties, in conjunction with the Lessor, agree to execute a Notice of Assignment of the Lease suitable for recording purposes, the form of which is attached hereto as Attachment 1.

                  6. Governing Law. This Assignment shall be governed by the laws of the State of Alaska. Venue for any action hereunder shall be in Anchorage, Alaska.

                  IN WITNESS WHEREOF, the parties hereto have executed this Assignment on the date first written below.

                                     ASSIGNOR:

                                     ALASKA CABLEVISION, INC.

                                     By:
                                     Its:

                                     ASSIGNEE:

                                     GENERAL COMMUNICATION, INC.


                                     By:
                                     Its:



                                                          REGISTRATION STATEMENT
                                                                     Page II-330

                                 ACKNOWLEDGMENTS


STATE OF                   )
                           )         ss.
                COUNTY     )

                  The foregoing  instrument was  acknowledged  before me this
day of        , 1996, by                       of Alaska  Cablevision,  Inc., a
Delaware corporation, on behalf of the corporation.




                                         NOTARY PUBLIC, STATE OF
                                         My Commission Expires:



STATE OF                   )
                           )         ss.
                           )

                  The foregoing instrument was acknowledged before me this
by                 of GENERAL  COMMUNICATION,  INC., an Alaska corporation,  on behalf of the corporation.



                                         NOTARY PUBLIC, STATE OF
                                         My Commission Expires:




                                                          REGISTRATION STATEMENT
                                                                     Page II-331

                        CONSENT TO ASSIGNMENT AND RELEASE


                                    Lessor in the above-referenced Lease, hereby
acknowledges and consents to the above assignment and agrees to render to Assignee the performance due under the terms of said Lease. Lessor hereby releases Assignor from all obligations of the Lease from and after the date hereof and from the date hereof agrees to look solely to Assignee for the performance of Lessee's obligations under the Lease.



                                                 -----------------------------

                                                 By:

                                                 Its:




STATE OF                               )
                                       )         ss.
                                       )

                  The foregoing instrument was acknowledged before me this
by                 of                       , a                  corporation, on
behalf of the corporation.



                                         NOTARY PUBLIC, STATE OF
                                         My Commission Expires:




                                                          REGISTRATION STATEMENT
                                                                     Page II-332

                            ATTACHMENT 1 TO EXHIBIT D
                          Notice of Assignment of Lease


RECORD THIS INSTRUMENT
IN THE
RECORDING DISTRICT.

                  This Notice of Assignment of Lease ("Notice") is made by and among Alaska Cablevision, Inc., a Delaware corporation, 135 Lake Street South, Kirkland, WAshington 98033 ("Assignor"), and General Communication, Inc. an Alaska corporation, 2550 Denali Street, Suite 1000, Anchorage, Alaska 99503, and
is made effective this            day of              , 199  .

                  1.  Under an  Assignment  of Lease  dated            ,  199  ,
Assignor has assigned and Assignee has accepted all of Assignor's right, title and interest in the Lease, a memorandum of which was recorded in the
                recording district on            , in Book       , Page    .

                  2. The subject property description is as set out on the attached Schedule A.

                                                 ALASKA CABLEVISION, INC.


DATED:                                           By:
                                                 Its:

                                                 GENERAL COMMUNICATION, INC.


DATED:                                           By:
                                                 Its:


                                                          REGISTRATION STATEMENT
                                                                     Page II-333

STATE OF                   )
                           )         ss.
                COUNTY     )

                  The foregoing  instrument was  acknowledged  before me this
day of        , 1996, by                       of Alaska  Cablevision,  Inc., a
Delaware corporation, on behalf of the corporation.




                                         NOTARY PUBLIC, STATE OF
                                         My Commission Expires:



STATE OF                   )
                           )         ss.
                           )

                  The foregoing instrument was acknowledged before me this
by                 of GENERAL  COMMUNICATION,  INC., an Alaska corporation,  on behalf of the corporation.



                                         NOTARY PUBLIC, STATE OF
                                         My Commission Expires:



AFTER RECORDING, RETURN THIS DOCUMENT TO:

Hartig, Rhodes, Norman,
  Mahoney & Edwards, P.C.
717 K Street
Anchorage, Alaska 99501
Attn.: Bonnie J. Stratton, Esq.
(907) 276-1592


                                                          REGISTRATION STATEMENT
                                                                     Page II-334

                                    EXHIBIT E
                                    GUARANTY


                  FOR VALUE RECEIVED, and in order to induce GENERAL COMMUNICATION, INC., a Alaska corporation ("Buyer"), to enter into that certain Asset Purchase Agreement ("Agreement"), dated as of May , 1996, between Buyer and Alaska Cablevision, Inc. ("Seller"), and to induce Buyer to perform its obligations under and to consummate the transactions described in the Agreement the undersigned ("Guarantor"), agrees as follows:

                  1.  Definitions.   Capitalized   terms  used  herein,   unless
otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

                  2. Representations and Warranties of Guarantor. Guarantor represents and warrants to Buyer that this Guaranty is Guarantor's legal, valid, and binding obligation, enforceable against Guarantor in accordance with its terms.

                  3. Guaranty. Guarantor, severally, and not jointly, hereby absolutely, irrevocably and unconditionally, subject to the provisions herein, guarantees the full and prompt payment when due of any and all monies which may become due and payable at any time (1) as a result of breaches of Seller's representations, warranties and covenants under the Agreement, or (2) under or pursuant to indemnification provisions therein ("Obligations"). Guarantor further agrees that the following terms and conditions shall apply to this Guaranty. Guarantor further agrees that the following terms and conditions shall apply to this Guaranty:

                           (a)  This  Guaranty  is in all  respects  continuing,
absolute and unconditional.

                           (b) This  Guaranty is a guaranty of payment when due,
and not of collection.

                           (c) Buyer may,  from time to time,  at  Buyer's  sole
discretion and without notice to Guarantor, take any or all of the following actions:

                                       (i) Obtain or accept a security  interest
in any property of Company to secure payment of any or all of the Obligations;

                                       (ii)  Obtain  the  primary  or  secondary
obligation of any third party in addition to Guarantor with respect to any or all of the Obligations;


                                                          REGISTRATION STATEMENT
                                                                     Page II-335

                                       (iii)  Release,  compromise or extend any
of the Obligations or any obligation of any nature of any other obligor with respect to any of the Obligations;

                                       (iv)  Release,  compromise  or extend any
obligation of Guarantor hereunder; and

                                       (v) Release any security  interest in, or
surrender, release, or permit any substitution or exchange for, all or any part of any property securing any of the Obligations or any obligation hereunder, or release, compromise, extend, alter, or modify any obligation of any nature of any obligor with respect to any such property.

                           (d) As between Buyer and  Guarantor,  Buyer may apply
any amounts it receives from any source for any Obligation (arising by whatever means) toward the payment of any Obligation then due and payable, in such order of application as Buyer may from time to time elect. Notwithstanding any performance or payments made by or for the account of Guarantor pursuant to this Guaranty, Guarantor will not be subrogated to any rights of Buyer until Buyer shall have received full performance and payment of all of the Obligations and Guarantor's performance of all obligations hereunder. Without limiting the generality of the foregoing, Guarantor agrees and acknowledges that if Buyer is required at any time to return all or any part of any payment applied by Buyer to the payment of the Obligations or any costs or expenses covered by this Guaranty, whether by virtue of Seller's insolvency, bankruptcy, or reorganization or otherwise, the Obligations to which the returned payment was applied shall be deemed to have continued in existence and this Guaranty shall continue to be effective or to be reinstated, as the case may be, as to such Obligations, as though such payment had not been received and Buyer had not made such application.

                           (e)         Guarantor hereby expressly waives:

                                       (i) Notice of Buyer's  acceptance of this
Guaranty;

                                       (ii)  Presentment,   demand,   notice  of
dishonor, protest, and all other notices whatsoever; and

                                       (iii) All  diligence in  collection of or
realization upon any payments on, or assurance of performance of, any of the Obligations or any obligation hereunder, or in collection on, realization upon, or protection of any security for, or guaranty of, any of the Obligations or any obligation hereunder.

                           (f) Provided that, notwithstanding anything set forth
above, the guaranty of Guarantor and Guarantor's obligations hereunder shall be limited to an amount: (a) which does not exceed such Guarantor's pro rata portion of such liability or


                                                          REGISTRATION STATEMENT
                                                                     Page II-336
liabilities based upon a percentage determined by dividing the value of the consideration actually received by such Guarantor pursuant to the Agreement by the aggregate value of all the consideration actually received by all Guarantors pursuant to the Agreement (including value received by any Guarantor released or waived pursuant to the above provisions), and (b) which does not exceed, in the aggregate, the amount of consideration received by such Guarantor pursuant to the Agreement.

                  4. Notices. All notices and communications under this Guaranty shall be in writing and shall be deemed to have been duly given when delivered by messenger, by overnight delivery service, or by facsimile (receipt confirmed), or mailed by first class certified mail, return receipt requested;
if to  Guarantor  addressed  to                        ,                       ,
Attention:                 ;  and if to Buyer,  addressed to Buyer's address set
forth in the Agreement; or in each case to such other address respectively as the party shall have specified by notice to the other.

                  5. Integration, Assignment, Modification, Payment of Expenses and Construction. This Guaranty constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior written or oral agreements between Guarantor and Buyer. Guarantor may not assign this Guaranty without Buyer's prior written consent. Subject to the foregoing, this Guaranty will inure to Buyer's benefit, and be binding upon Guarantor, and their respective successors and assigns. This Guaranty may be amended or modified only by a writing signed by Guarantor and Buyer. Buyer and Guarantor shall each pay its own costs and expenses in connection with the negotiation and execution of this Guaranty. Guarantor agrees to pay all of Buyer's expenses (including, without limitation, costs and expenses of litigation and reasonable attorneys' fees) in enforcing or endeavoring to realize upon this Guaranty or in endeavoring to collect any amount payable under this Guaranty which is not paid when due. The unenforceability or invalidity of any provision of this Guaranty shall not affect the validity of the remainder of this Guaranty.

                  6. Waiver. The failure of Buyer to insist upon strict performance of any of the terms, conditions, agreements, or covenants in this Guaranty in any one or more instances shall not be deemed to be a waiver by Buyer of its rights to enforce thereafter any of such terms, conditions, agreements, or covenants. Any waiver by Buyer of any of the terms, conditions, agreements, or covenants in this Guaranty must be in writing signed by Buyer.

                  7. Applicable Law. This Guaranty will be governed by, and construed and interpreted in accordance with, the internal laws of the State of Alaska, without regard to the conflicts of laws rules of such state.


                                                          REGISTRATION STATEMENT
                                                                     Page II-337

                  8. Section Headings. The section headings used in this Guaranty are for the convenience of Buyer and Guarantor only and shall not affect the construction or interpretation of the provisions of this Guaranty.

                  IN WITNESS  WHEREOF,  Guarantor has caused this Guaranty to be
executed by a duly authorized officer as of                  , 1996.


                                      ----------------------------------------

                                      Name:


                                                          REGISTRATION STATEMENT
                                                                     Page II-338

                                    EXHIBIT F
                              Non-Compete Agreement





                                 April    , 1996





Gentlemen:

         Reference is made to that certain Asset Purchase  Agreement dated as of
April        ,  1996,  (the  "Agreement")  between  Alaskan  Cablevision,   Inc.
("Seller") and General Communication, Inc. ("Buyer"). This letter is being delivered to you pursuant to Section of the Agreement. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Agreement. The undersigned ("Shareholders") are certain of the shareholders of the Seller (specifically excluding Craig McCaw, Wayne Perry, and Donald Adams), holding a majority of the shares of Seller, and to induce Buyer to perform its obligations under and to consummate the transactions described in the Agreement, Seller and Shareholders are providing this Non-Compete Agreement.

         Seller and Shareholders, severally and not jointly, agree that as of the date hereof, through the Final Closing Date, and for a period of five (5) years thereafter, Seller and Shareholders will not, and Seller will cause its key employees for so long as such employees are employed by Seller, not to own, manage, operate, joint, control, or be connected with (as an employee, consultant, partner, officer, director, shareholder or investor, other than through ownership of up to a five percent (5%) equity interest in a publicly traded entity), any business competing with Company in the provision of CATV services related to distribution, by means of cable, microwave, fiber optic, satellite receivers, or broadcasts, both terrestrial and spatial, of data, audio, and video signals, to businesses, residences, multi-family dwellings, hotels, motels, trailers, and other users, within the Service Areas.

         If the terms or provisions of this Non-Compete Agreement are breached or threatened to be breached, Seller and Shareholders, each for and on behalf of itself and Seller on behalf of its Affiliates, employees, officers and directors, expressly consent that, in addition to any other remedy Buyer may have, Buyer may apply to any court of competent jurisdiction for injunctive relief in order to prevent the continuation of any existing breach or the occurrence of any threatened breach.


                                                          REGISTRATION STATEMENT
                                                                     Page II-339

         If any provision of this Non-Compete Agreement is determined to be unreasonable or unenforceable, such provision and the remainder of this Non-Compete Agreement shall not be declared invalid, but rather shall be modified and enforced to the maximum extent permitted by law.

Very truly yours,

ALASKA CABLEVISION, INC.



By:
Name:
Title:

SHAREHOLDERS:

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:


                                                          REGISTRATION STATEMENT
                                                                     Page II-340

                                    EXHIBIT G
                              LETTER TO PROGRAMMERS




                                     [DATE]




To:      Programmer from


Dear         :

         The  purpose of this letter is to inform you of the  impending  sale of systems now owned by Alaska Cablevision, Inc. ("Seller") to General Communication, Inc. ("GCI"). GCI will not assume the Seller's programming contract currently in place to serve the systems described in the Asset Purchase Agreement dated May , 1996, between GCI and Seller. This is not a notice deleting your programming from these systems; GCI or its agent will contact you about continuation of coverage of your service.

                                Very truly yours,



                                                          REGISTRATION STATEMENT
                                                                     Page II-341

                                    EXHIBIT H
                                    AFFIDAVIT


STATE OF                               )
                                       )   ss.
COUNTY OF                              )

         This Affidavit is delivered pursuant to the Asset Purchase Agreement dated as of May , 1996, between Alaska Cablevision, Inc. ("Seller") and General Communication, Inc., an Alaska corporation ("Buyer"). Section 1445 of the United States Internal Revenue Code of 1986, as amended ("IRC"), provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. The undersigned, being the duly elected of Seller  and  being  duly  sworn,  certifies  and  agrees on behalf of Seller as follows:

         1. Seller is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the IRC and the regulations promulgated thereunder).

         2. Seller's U.S. taxpayer identification number is             .

         3. Seller understands that this certification may be disclosed to the Internal Revenue Service.

         4. Seller hereby agrees to indemnify and hold harmless Buyer and Buyer's shareholders, partners and agents of, from and against any and all loss, liability, interest, penalties, costs, damages, claims or causes of action which may arise or be incurred by Buyer or Buyer's agents by reason of any failure of any representation or warranty made in this Affidavit to be true and correct in all respects, including but not limited to any liability for failure to withhold any amount required under IRC section 1445.



                                                          REGISTRATION STATEMENT
                                                                     Page II-342

         Dated this        day of                     , 1996.

                                                 SELLER:

                                                 ALASKA CABLEVISION, INC.


                                                 By:
                                                 Name:
                                                 Title:

STATE OF                               )
                                       )   ss.
COUNTY OF                              )

      Subscribed and sworn to before me this       day of                , 1996.




                             Notary Public for the State of
                             My Commission Expires:


                                                          REGISTRATION STATEMENT
                                                                     Page II-343

                                    EXHIBIT I
                                ESCROW AGREEMENT

         This Escrow Agreement  ("Agreement")  is dated as of        ,  1996 and
entered into among National Bank of Alaska ("Escrow Agent"), Alaska Cablevision, Inc. a Delaware corporation ("Seller"), and General Communication, Inc., an Alaska corporation ("GCI"). Seller and GCI are collectively referred to in this Agreement as "Transaction Parties." Seller and GCI are parties to Asset Purchase
Agreement dated as of May    , 1996 ("Purchase Agreement").

         For valuable consideration received, the parties agree as follows:

         1. Escrow Agent. The Transaction Parties appoint and designate Escrow Agent as escrow agent for the purposes set forth in this Agreement, and Escrow Agent accepts such appointment on the terms provided in this Agreement.

         2. Deposits with Escrow Agent. Escrow Agent will establish and maintain an escrow account (which, together with all instruments and securities delivered to Escrow Agent by and on behalf of Seller or GCI, are referred to collectively as the "Escrow Fund"). Upon the execution of this Agreement, GCI shall deliver on behalf of Seller to Escrow Agent Convertible Subordinated Notes in the aggregate principal amount of Eight Hundred Thousand Dollars ($800,000) ("Seller's Escrow Notes"). Upon execution hereof, GCI will cause delivery to Escrow Agent of Convertible Subordinated Notes in the aggregate principal amount of Eight Hundred Thousand Dollars ($800,000) ("GCI Escrow Notes"). Escrow Agent will hold and disburse the Escrow Fund in accordance with this Agreement.

         3.       Disbursement of Sellers' Escrow Deposit.

                  (a) Except as otherwise  provided in this Section 3(a), Escrow
Agent will disburse the Seller's Escrow Notes to Seller on              , 199
[181 days after the Closing Date] ("Escrow Disbursement Date"). If, prior to the Escrow Disbursement Date, Escrow Agent receives a certificate signed on behalf of GCI (a "GCI Claim Certificate") in the form of Exhibit A with completed information concerning the nature and amount of an indemnification claim by GCI under the Purchase Agreement ("GCI Claim Amount"), Escrow Agent will retain in the Escrow Fund that number of the Sellers' Escrow Notes as is equal to the certified GCI Claim Amount for disbursement in accordance with Section 3(a)(i) or (ii) as applicable ("Retained Seller's Notes"). Escrow Agent will disburse the remainder of the Seller's Escrow Notes that are not required to be retained pursuant to the preceding sentence to Seller on the Escrow Disbursement Date. If a GCI Claim Certificate is delivered to Escrow Agent prior to the Escrow Disbursement Date, Escrow Agent will retain the Retained Seller's Notes in the Escrow Fund pursuant to this Agreement until either:


                                                          REGISTRATION STATEMENT
                                                                     Page II-344

                           (i) Escrow Agent receives joint written  instructions
                  signed on behalf of Seller and GCI specifying the method for disbursing the Retained Seller's Notes in which case the Escrow Agent shall promptly disburse the Retained Seller's Notes in accordance with such instructions; or

                           (ii) Escrow Agent receives instructions from Deloitte
                  and Touche, LLP, or an arbitrator with the American Arbitration Association, pursuant to Section 15.5 of the Purchase Agreement, or an official copy of a final, non-appealable order issued by a court of competent jurisdiction specifying the method for disbursement of the Retained Seller's Notes in which case Escrow Agent shall promptly disburse retained Seller's Notes in accordance with such instructions.

                  (b)   Notwithstanding   anything  to  the   contrary  in  this
Agreement, Escrow Agent will disburse the Seller's Escrow Notes in accordance with any joint written instructions signed by the Transaction Parties.

                  (c) GCI will deliver a copy of any GCI Claim Certificate to Seller contemporaneously with or before delivery of the GCI Claim Certificate to Escrow Agent.

         4.       Disbursement of the GCI Escrow Deposit.

                  (a) Except as otherwise provided in this Section 4(a), Escrow Agent will disburse the GCI Escrow Notes to GCI on the Escrow Disbursement Date. If, prior to the Escrow Disbursement Date, Escrow Agent receives a certificate signed on behalf of Seller (a "Seller's Claim Certificate") in the form of Exhibit B with completed information concerning the nature and amount of an indemnification claim by Seller under the Purchase Agreement ("Seller's Claim Amount"), Escrow Agent shall retain in the Escrow Fund that number of GCI Escrow Notes as is equal to the certified Seller Claim Amount for disbursement ("Retained GCI Notes"). Escrow Agent will disburse the remainder of the GCI Escrow Notes that are not required to be retained pursuant to the preceding sentence to GCI on the Escrow Disbursement Date. If a Seller's Claim Certificate is delivered to Escrow Agent prior to the Escrow Disbursement Date, Escrow Agent will retain the Retained GCI Notes, in the Escrow Fund pursuant to this Agreement until either:

                           (i) Escrow Agent receives joint written  instructions
                  signed on behalf of Seller and GCI specifying the method for disbursing the Retained GCI Notes, in


                                                          REGISTRATION STATEMENT
                                                                     Page II-345
                  which case such Notes shall be disbursed promptly by Escrow Agent in accordance with such instructions; or

                           (ii) Escrow Agent receives instructions from Deloitte
                  and Touche, LLP, or an arbitrator with the American Arbitration Association, pursuant to Section 15.5 of the Purchase Agreement, or an official copy of a final, non-appealable order issued by a court of competent jurisdiction specifying the method for disbursement of the Retained GCI Notes, in which case such Notes shall be disbursed promptly by Escrow Agent in accordance with such instructions.

                  (b)   Notwithstanding   anything  to  the   contrary  in  this
Agreement, Escrow Agent will disburse the GCI Escrow Notes in accordance with any joint written instructions signed by Seller and GCI.

                  (c)  Seller  will  deliver  a  copy  of  any  Seller's   Claim
Certificate to GCI contemporaneously with or before delivery of the Seller's Claim Certificate to Escrow Agent.

          5.      Rights, Duties and Liabilities of Escrow Agent.

                  (a) Escrow Agent will have no duty to know or determine the performance or nonperformance of any provision of any agreement between the Transaction Parties, including, but not limited to, the Purchase Agreement, which will not bind Escrow Agent in any manner. Escrow Agent assumes no responsibility for the validity or sufficiency of any document or paper or payment deposited or called for under this Agreement, except as may be expressly and specifically set forth in this Agreement, and the duties and responsibilities of Escrow Agent under this Agreement are limited to those expressly and specifically stated in this Agreement.

                  (b) Escrow Agent will not be personally liable for any act it may do or omit to do under this Agreement as such agent while acting in good faith and in the exercise of its own best judgment, and any act done or omitted by it in accordance with the written advice of its counsel will be conclusive evidence of such good faith unless, in any event, the same constitutes gross negligence or willful misconduct. Escrow Agent will have the right at any time to consult with its counsel upon any question arising under this Agreement and will incur no liability for any delay reasonably required to obtain the advice of counsel.

                  (c) Other than those notices or demands expressly provided in this Agreement, Escrow Agent is expressly authorized to disregard any and all notices or demands given by Seller or GCI, or by any other person, firm or corporation, excepting only orders or process of court, and Escrow Agent is expressly authorized to comply with and obey any and all final process, orders, judgments, or decrees of any court, and to the extent Escrow Agent obeys or complies with any thereof of any court, it will not be liable to any party to this Agreement or to any other person, firm or corporation


                                                          REGISTRATION STATEMENT
                                                                     Page II-346
excepting only orders or process of court, and Escrow Agent is expressly authorized to comply with and obey any and all final process, orders, judgments, or decrees of any court, and to the extent Escrow Agent obeys or complies with any thereof of any court, it will not by reason of such compliance be liable to any party to this Agreement or to any other person, firm or corporation by reason of such compliance.

                  (d) In consideration of the acceptance of this Escrow by Escrow Agent, GCI agrees for it and its successors and assigns, to pay to Escrow Agent its charges, fees and reasonable expenses as contemplated by this Agreement. The escrow fees or charges will be Two Thousand and no/100 Dollars ($2,000.00). Such sum is intended as compensation for Escrow Agent's ordinary services as contemplated by this Agreement. In the event Escrow Agent renders services not provided for in this Agreement, Escrow Agent will be entitled to receive from the Transaction Parties reasonable compensation and reasonable costs, if any, for such extraordinary services.

                  (e) Escrow Agent will be under no duty or obligation to ascertain the identity, authority or right of Seller or GCI (or their agents) to execute or deliver or purport to execute or deliver this Agreement or any certificates, documents or papers or payments deposited or called for or given under this Agreement.

                  (f) Escrow Agent will not be liable for the outlawing of any rights under any statute of limitations or by reason of laches in respect of this Agreement or any documents or papers deposited with Escrow Agent.

                  (g) In the event of any dispute among the parties to this Agreement as to the facts or as to the validity or meaning of any provision of this Agreement, or any other fact or matter relating to this Agreement or to the transactions between Seller and GCI, Escrow Agent is instructed that it will be under no obligation to act, except in accordance with this Agreement or under process or order of court or, if there is no such process or order, until it has filed or caused to be filed an appropriate action interpleading Sellers' Agent and GCI and delivering the Escrow Fund (or the portion of the Escrow Fund in dispute) to such court, and Escrow Agent will sustain no liability for its failure to act pending such process of court or order or interpleader of action.

         6. Modification of Agreement. The provisions of this Agreement may be supplemented, altered, amended, modified, or revoked by writing only, signed by GCI and Seller and approved in writing by Escrow Agent, and upon payment of all fees, costs and expenses incident thereto.

         7. Assignment of Agreement. No assignment, transfer, conveyance or hypothecation of any right, title or interest in and to the subject matter of this Agreement will be binding upon any party, including Escrow Agent, unless all fees,


                                                          REGISTRATION STATEMENT
                                                                     Page II-347
costs, and expenses incident thereto have been paid and then only by the assent thereto by all parties in writing.

         8.       Miscellaneous.

                  (a) All notices and communications under this Agreement will be in writing and will be deemed to be duly given if sent by registered mail, return receipt requested, personal delivery or telecopier, as follows:

To Escrow Agent:           National Bank of Alaska
                           Escrow Department
                           301 W. Northern Lights Boulevard
                           Anchorage, Alaska 99503
                           Attention: Michael Walton, Vice President
                           Telecopy:  (907) 265-2139


To GCI at:                 General Communication, Inc.
                           2550 Denali Street
                           Suite 1000
                           Anchorage, Alaska 99503-2781
                           Attention:  John  M.  Lowber,  CFO  and  Senior  Vice
                           President
                           Telecopy: (907) 265-5676

                           With a copy (which will not constitute notice) to:

                           Hartig, Rhodes, Norman, Mahoney & Edwards, P.C. 717 K Street
                           Anchorage, Alaska 99501-3397
                           Attention: Bonnie J. Stratton, Esq.
                           Telecopy:  (907) 277-4352

To Seller at:              Alaska Cablevision, Inc.
                           135 Lake Street South, Suite 265
                           Kirkland, Washington  98033
                           Attention: Sam Evans
                           Telecopy:  (206) 828-0226



                                                          REGISTRATION STATEMENT
                                                                     Page II-348
                           with a copy to:

                           Foster Pepper & Shefelman
                           Suite 3400
                           1111 Third Avenue
                           Seattle, Washington  98101
                           Attention: Robert Diercks
                           Telecopy:  (206)447-9700

or at such other address or telecopy number as any of the above may have furnished to the other parties in writing and any such notice or communication given in the manner specified in this Section 8(a) will be deemed to have been given as of the date received. In the event that Escrow Agent, in its sole discretion, determines that an emergency exists, Escrow Agent may use such other means of communication as Escrow Agent deems advisable.

                  (b)  The  undertakings   and  agreements   contained  in  this
Agreement will bind and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

                  (c) This Agreement may be executed in one or more counterparts, each of which will be deemed an original. Whenever pursuant to this Agreement GCI and Seller are to deliver a jointly signed writing to Escrow Agent or jointly advise Escrow Agent in writing, such writing may in each and all cases are signed jointly or in counterparts and such counterparts will be deemed to be one instrument.

                  (d) Escrow Agent may resign and be discharged from its duties or obligations under this Agreement by giving notice in writing of such resignation to the Transaction Parties at least 30 days in advance of such resignation (unless waived in writing by the Transaction Parties). Such resignation will be effective upon the appointment by the Transaction Parties of a successor escrow agent, which will be a federally chartered bank having combined capital and surplus of at least $100,000,000.00; provided, that if any such appointment of any successor agent is not effectuated within 30 days of such written notice, Escrow Agent may file an action for interpleader and deposit all funds with a court of competent jurisdiction, all as provided for in
Section 5(g). Any such successor escrow agent will be appointed by a written instrument mutually satisfactory to and executed by GCI, Seller, Escrow Agent and the successor escrow agent. Any successor escrow agent appointed under the provisions of this Agreement will have all of the same rights, powers, privileges, immunities and authority with respect to the matters contemplated herein as are granted herein to the original Escrow Agent.

                  (e) GCI and Seller hereby jointly and severally agree to indemnify Escrow Agent for, and to hold it harmless against, any loss, liability or reasonable


                                                          REGISTRATION STATEMENT
                                                                     Page II-349
out-of-pocket expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the reasonable out-of-pocket costs and expenses of defending itself against any claim of liability, except in those cases where Escrow Agent has been guilty of gross negligence or willful misconduct (provided, that in no event will the Transaction Parties be liable for any allocated cost or expense of persons regularly employed by Escrow Agent). Anything in this Agreement to the contrary notwithstanding, in no event will Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                  (h) This Agreement will be governed by and construed in accordance with the law of the State of Alaska without regard to its principles of conflicts of laws and any action brought under this Agreement will be brought in the courts of the State of Alaska, located in the Third Judicial District at Anchorage. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-convenience or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of such courts.

                  (i) Except as otherwise specified herein, each of the parties will pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Escrow Agreement and in closing and carrying out the transactions contemplated by this Escrow Agreement.

                  (j) If any legal action or proceeding is brought for the enforcement of this Escrow Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Escrow Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

                  The parties have caused this Agreement to be signed the day and year first above written.

                                       NATIONAL BANK OF ALASKA, N.A.


                                       By
                                       Roderick   R.   Shipley,    Senior   Vice
                                       President


                                                          REGISTRATION STATEMENT
                                                                     Page II-350

                                       GCI:

                                       GENERAL COMMUNICATION, INC.

                                       By:
                                       Name:
                                       Title:

                                       TIN:


                                       Seller:

                                       ALASKA CABLEVISION, INC.


                                       By:
                                       Name:
                                       Title:

                                       TIN:


                                                          REGISTRATION STATEMENT
                                                                     Page II-351

                          EXHIBIT A TO ESCROW AGREEMENT
                            FORM OF CLAIM CERTIFICATE

         The undersigned, on behalf of General Communication, Inc. ("GCI"), certifies as follows:

         A. GCI and Alaska  Cablevision,  Inc.  ("Seller")  are  parties to that
certain  Asset  Purchase   Agreement  dated  as  of  May     ,  1996  ("Purchase
Agreement").

         B. GCI in good faith believes that Seller has breached certain representations, warranties, covenants or obligations made by Seller in the Purchase Agreement or are obligated to indemnify GCI with respect to certain claims. In particular, GCI in good faith is asserting claims against Seller based on the following:

                  [reasonably detailed description of claim and reference to portion of Purchase Agreement in question to be inserted by GCI at time of delivery of Certificate].

         C. Attached to this Certificate is a copy of GCI's notice to Seller relating to the claim pursuant to the Purchase Agreement. GCI intends to pursue the claim with due diligence. GCI in good faith believes the amount of its claim
described in its notice is $           .

         D. GCI is furnishing this Certificate to National Bank of Alaska which is acting as Escrow Agent pursuant to the terms of an Escrow Agreement dated
          , 1996 among GCI, Seller and National Bank of Alaska. GCI has delivered or contemporaneously is delivering a copy of this Certificate to Seller as well.

         This Certificate is signed this      day of       , 199  .

                                                     GENERAL COMMUNICATION, INC.


                                                     By:
                                                     Name:
                                                     Title:


                                                          REGISTRATION STATEMENT
                                                                     Page II-352

         Receipt  of  this   Certificate  is   acknowledged   this       day  of
               , 199   .

                                                     NATIONAL BANK OF ALASKA


                                                     By:
                                                     Name:
                                                     Title:

                                                          REGISTRATION STATEMENT
                                                                     Page II-353

                          EXHIBIT B TO ESCROW AGREEMENT
                            FORM OF CLAIM CERTIFICATE

         The undersigned, on behalf of Alaska Cablevision, Inc. ("Seller") certifies as follows:

         A. Seller and General  Communication,  Inc. ("GCI") are parties to that
certain  Asset  Purchase   Agreement  dated  as  of  May     ,  1996  ("Purchase
Agreement").

         B. Seller, in good faith, believes that GCI has breached certain representations, warranties, covenants or obligations made by GCI in the Asset Purchase Agreement or is obligated to indemnify Seller. In particular, Seller, in good faith, is asserting claims against GCI based on the following:

[reasonably detailed description of claim and reference to portion of Purchase Agreement in question to be inserted by Seller at time of delivery of Certificate].

         C. Attached to this Certificate is a copy of Seller's notice to GCI relating to the claim pursuant to the Purchase Agreement. Seller intends to pursue the claim with due diligence. Seller, in good faith, believes the amount
of the claim described in its notice is $              .

         D. Seller is furnishing this Certificate to National Bank of Alaska which is acting as Escrow Agent pursuant to the terms of an Escrow Agreement
dated          ,  1996 among GCI, Seller and National Bank of Alaska. Seller has delivered or contemporaneously is delivering a copy of this Certificate to GCI as well.

         This Certificate is signed this      day of         , 1996.

                                                     ALASKA CABLEVISION, INC.

                                                     By:
                                                     Name:
                                                     Title:

         Receipt of this Certificate is acknowledged this      day of          ,
1996.

                                                     NATIONAL BANK OF ALASKA

                                                     By:
                                                     Name:
                                                     Title:


                                                          REGISTRATION STATEMENT
                                                                     Page II-354

                                    EXHIBIT J
                          CONVERTIBLE SUBORDINATED NOTE


           , 1996                                                $


                  FOR VALUE RECEIVED, General Communication, Inc., an Alaska corporation, of 2550 Denali Street, Suite 1000, Anchorage, Alaska 99503 ("GCI"), promises to pay to Alaska Cablevision, Inc., a Delaware corporation, of 135 Lake Street South, Suite 285, Kirkland, Washington 98033 ("Company"), the principal
sum  of                                             ($                  )   plus
interest from                 , 1996, according to the terms hereof. Payments on
this Note shall be applied: first, to the payment of accrued interest; and second to the reduction of principal of this Note.

         1. Capitalized Terms. Capitalized terms used herein shall have the same meaning ascribed to such terms under that certain Asset Purchase Agreement by and between GCI and Company dated May , 1996 ("APA"), unless otherwise defined herein.

         2. Interest. This Note shall bear interest at the rate of
percent (        %) per annum.

         3. Term. All amounts due under this Note, including principal and interest not previously converted into GCI Shares as provided for in Section 5,
shall be due and payable in full on                        , 2006.

         4. No Prepayment. This Note is not subject to prepayment, in full or in part, except with the consent of both Permitted Holder and Company. Payments of principal and interest shall be made in lawful money of the United States of America by wire transfer of immediately available federal funds to the account of the Permitted Holder at such banking institution as the Permitted Holder shall designate in writing or in the absence of such designation or upon request of the Permitted Holder by check sent to the address of the Permitted Holder.

         5. Subordination. This Note shall be subordinated to all of GCI's now existing and later incurred senior indebtedness, as defined in the APA, including without limitation, the credit facility from NationsBank of Texas, N.A., pursuant to that amended and restated credit agreement as of April 26, 1996, as extended, increased, replaced or refinanced, and any and all bank or similar financial institution indebtedness assumed or later incurred as part of, or in furtherance of the purposes of, the transactions contemplated under the APA and related agreements. These subordination provisions are intended solely for the purpose of defining the relative rights of the Permitted Holder on the one hand, and the holders of the senior indebtedness, on the other hand. Nothing contained herein is intended to or shall impair the obligation of the Company, which is unconditional and absolute, to pay to the Permitted Holder the principal of and interest due and payable in accordance with its terms, nor shall anything herein prevent the Permitted Holder


                                                          REGISTRATION STATEMENT
                                                                     Page II-355
from exercising all remedies otherwise permitted by applicable law or hereunder subject to the rights of holders of senior indebtedness as provided for herein.

         6. Conversion. This Note and the accrued interest shall be convertible by the Permitted Holders hereof on an annual basis into GCI Shares during a fifteen (15) day period each year for ten (10) years ("Conversion Period(s)"). The first Conversion Period shall commence on this date, and the second through
the  tenth  Conversion   Periods  shall  commence  on  the         day  of  each
              of each year  thereafter  and  shall  conclude  fifteen  (15) days
thereafter,   respectively.   All  or  any   portion  of  the   then-outstanding
indebtedness under this Note including the accrued interest thereon shall be convertible into GCI Shares. The Conversion Price for the first Conversion Period is $6.50 per GCI Share and the Conversion Price for each subsequent Conversion Period shall be an amount equal to $6.50 plus an amount per GCI share equal to the accrued interest on each $6.50 principal amount of the indebtedness being converted, on a non-compounded basis as set forth in Schedule 1. The number of GCI Shares into which this Note shall be converted shall be determined by dividing the unpaid principal amount and all accrued and unpaid interest hereunder by the Conversion Price. The number of GCI Shares to be issued shall be appropriately adjusted in the event of a stock dividend, any stock split or combination of outstanding shares of the Company's stock, or any reclassification or reorganization of the Company's stock. As of the time of any such conversion, the Company shall issue and deliver to the Permitted Holder, or on the Permitted Holder's written order, a certificate or certificates for the number of shares of fully-paid and nonassessable GCI Shares issuable upon the conversion of this Note. No fractional shares shall be issued in connection with any exercise hereunder and the Company shall pay the amount attributable to any fractional share in lawful money of the United States.

         7. Sufficient Stock. During the period this Note or any portion thereof remains outstanding, the Company shall at all times have authorized and reserved for the purpose of issuance upon exercise of the conversion right set forth herein, a sufficient number of GCI Shares to provide for the exercise of the conversion right.

         8. Assignment. This Note shall be transferred or assigned only to Shareholders of the Company and to their family members, heirs and assigns by operation of law and to other limited transferees as set out in Schedule 2 hereof ("Permitted Holders"), and in all other respects is not assignable, transferable or negotiable.


                                                          REGISTRATION STATEMENT
                                                                     Page II-356

         9. Place and Manner of Payment. Any indebtedness outstanding hereunder which has not been converted to GCI Shares shall be paid at maturity upon presentment of this Note at GCI's place of business in Anchorage, Alaska, or such other location as the parties may mutually agree. The Company waives presentment, notice of dishonor and protest. No delay by the Permitted Holder in exercising any rights hereunder shall be considered a waiver of such rights.

         10. Default. If Default be made in the payment of this Note when it is due and this Note is placed in the hands of an attorney for collection, or if any suit or action is instituted to collect this Note or any part thereof, the undersigned promises and agrees to pay in addition to the costs and disbursements provided by statute, a reasonable sum for attorney's fees. If default is made in the payment of any amount payable hereunder, including by conversion, when due or following request for conversion, then all the unpaid principal balance of this Note and all accrued interest shall bear interest at the lower of twenty percent (20%) per year, compounded monthly, or the highest rate allowed by applicable law, without the need for any notice or demand.

         11. Waiver. The Undersigned waives demand, protest and notice of demand.

         12. Governing Law. This Note shall be governed by the laws of the State of Alaska. Venue for any litigation concerning this Note shall be in the State of Alaska, Third Judicial District, at Anchorage.

         DATED this           day of               , 1996.

                                                     GENERAL COMMUNICATION, INC.



                                                     By:
                                                     Its:



                                                          REGISTRATION STATEMENT
                                                                     Page II-357